December 31, 2014







                                 CODE OF ETHICS


                        PanAgora Asset Management, Inc.


















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                                 CODE OF ETHICS

IT IS THE PERSONAL RESPONSIBILITY OF EVERY PANAGORA EMPLOYEE TO AVOID ANY CONDUCT THAT COULD CREATE A CONFLICT, OR EVEN THE APPEARANCE OF A CONFLICT, WITH OUR FUND SHAREHOLDERS AND OTHER CLIENTS, OR TO DO ANYTHING THAT COULD DAMAGE OR ERODE THE TRUST OUR FUND SHAREHOLDERS AND OTHER CLIENTS PLACE IN PANAGORA AND ITS EMPLOYEES.

                               TABLE OF CONTENTS

OVERVIEW ...................................................................   4
PREAMBLE ...................................................................   8
GUIDELINES AND DEFINITIONS .................................................  10

SECTION I: PERSONAL SECURITIES RULES FOR ALL EMPLOYEES .....................  16
   A. PRE-CLEARANCE AND THE RESTRICTED LIST ................................  16
      RULE 1 -- PRE-CLEARANCE REQUIREMENTS AND THE PTA SYSTEM ..............  16
      RULE 2: PTA SYSTEM AND RESTRICTED LIST ...............................  16
   B. PROHIBITED TRANSACTIONS ..............................................  20
      RULE 1: SHORT-SELLING PROHIBITION ....................................  20
      RULE 2: IPO PROHIBITION ..............................................  20
      RULE 3: PRIVATE PLACEMENT PRE-APPROVAL REQUIREMENTS ..................  21
      RULE 4: TRADING WITH MATERIAL NON-PUBLIC INFORMATION .................  22
      RULE 5: NO PERSONAL TRADING WITH CLIENT PORTFOLIOS ...................  23
      RULE 6: SPECIAL: GOOD UNTIL CANCELED ORDERS ..........................  23
      RULE 7: EXCESSIVE TRADING ............................................  23
   C. DISCOURAGED TRANSACTIONS .............................................  24
      RULE 1: NAKED OPTIONS ................................................  24
   D. EXEMPTED TRANSACTIONS ................................................  24
      RULE 1: INVOLUNTARY TRANSACTIONS .....................................  24
      RULE 2: SPECIAL EXEMPTIONS ...........................................  25

SECTION II: ADDITIONAL SPECIAL RULES FOR PERSONAL SECURITIES
TRANSACTIONS OF ACCESS PERSONS AND CERTAIN INVESTMENT PROFESSIONALS ........  27
      RULE 1: 60-DAY SHORT TERM RULE .......................................  27
      RULE 2: 7-DAY RULE ...................................................  27
      RULE 3: BLACKOUT RULE ................................................  28
      RULE 4: CONTRA TRADING RULE ..........................................  29
      RULE 5: NO PERSONAL BENEFIT ..........................................  30

SECTION III: GENERAL RULES FOR ALL EMPLOYEES ...............................  32
      RULE 1: COMPLIANCE WITH ALL LAWS, REGULATIONS AND POLICIES ...........  32
      RULE 2: CONFLICTS OF INTEREST ........................................  32
      RULE 3: GIFTS AND ENTERTAINMENT POLICY ...............................  32
      RULE 4: ANTI-BRIBERY/KICKBACK POLICY .................................  35
      RULE 5: POLITICAL ACTIVITIES, CONTRIBUTIONS/SOLICITATIONS AND
                 LOBBYING POLICY ...........................................  36
      RULE 6: CONFIDENTIALITY OF PANAGORA BUSINESS INFORMATION .............  37
      RULE 7: ROLES WITH OTHER ENTITIES ....................................  37
      RULE 8: ROLE AS TRUSTEE OR FIDUCIARY OUTSIDE PANAGORA ................  38
      RULE 9: INVESTMENT CLUBS .............................................  39
      RULE 10: BUSINESS NEGOTIATIONS FOR PANAGORA ..........................  39
      RULE 11: ACCURATE RECORDS ............................................  40
      RULE 12: IMMEDIATE FAMILY MEMBERS' CONFLICT POLICY ...................  40
      RULE 13: NON-PANAGORA AFFILIATES .....................................  41


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      RULE 14: COMPUTER AND NETWORK USE POLICIES ...........................  42
      RULE 15: CFA INSTITUTE CODE OF ETHICS ................................  42
      RULE 16: PRIVACY POLICY ..............................................  43
      RULE 17: ANTI-MONEY LAUNDERING POLICY ................................  44
      RULE 18: RECORD RETENTION ............................................  44

SECTION IV: REPORTING REQUIREMENTS FOR ALL EMPLOYEES .......................  45
      RULE 1: BROKER CONFIRMATIONS AND STATEMENTS ..........................  45
      RULE 2: ACCESS PERSONS -- QUARTERLY TRANSACTION REPORT ...............  46
      RULE 3: ACCESS PERSONS -- INITIAL/ANNUAL HOLDINGS REPORT .............  47
      RULE 4: CERTIFICATIONS ...............................................  47
      RULE 5: OUTSIDE BUSINESS AFFILIATION .................................  47
      RULE 6: REPORTING OF IRREGULAR ACTIVITY ..............................  48
      RULE 7: OMBUDSMAN ....................................................  48

SECTION V: EDUCATION REQUIREMENTS ..........................................  49
      RULE 1: DISTRIBUTION OF CODE .........................................  49
      RULE 2: ANNUAL TRAINING REQUIREMENT ..................................  49

SECTION VI: COMPLIANCE AND APPEAL PROCEDURES ...............................  50
   A. RESTRICTED LIST ......................................................  50
   B. CONSULTATION OF RESTRICTED LIST ......................................  50
   C. REQUEST FOR DETERMINATION ............................................  50
   D. REQUEST FOR AD HOC EXEMPTION .........................................  50
   E. APPEAL TO CODE OF ETHICS OFFICER WITH RESPECT TO RESTRICTED LIST .....  51
   F. INFORMATION CONCERNING IDENTITY OF COMPLIANCE PERSONNEL ..............  51

SECTION VII: SANCTIONS .....................................................  52

APPENDIX A: POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS .......  54
   PREAMBLE ................................................................  54
   DEFINITIONS: INSIDER TRADING ............................................  55
   SECTION I: RULES CONCERNING INSIDE INFORMATION ..........................  57
      RULE 1: INSIDE INFORMATION ...........................................  57
      RULE 2: MATERIAL, NON-PUBLIC INFORMATION .............................  57
      RULE 3: REPORTING OF MATERIAL, NON-PUBLIC INFORMATION ................  58
   SECTION II: OVERVIEW OF INSIDER TRADING .................................  60

APPENDIX B: POLICY STATEMENT REGARDING EMPLOYEE TRADES IN SHARES OF
PANAGORA CLOSED-END FUNDS ..................................................  65

APPENDIX C: CONTRA-TRADING RULE SAMPLE CLEARANCE FORM ......................  66

APPENDIX D: CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL
CONDUCT ....................................................................  67




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OVERVIEW

This overview is provided only as a convenience and is not intended to substitute for a careful reading of the complete document. As a condition of continued employment, every PanAgora Employee is required to read, understand, and comply with the provisions of the entire Code. Additionally, Employees are expected to comply with the policies and procedures contained within PanAgora's Compliance Program, which can be accessed online through PAMZone or in hard copy through the Code of Ethics Officer.

It is the personal responsibility of every PanAgora Employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our fund shareholders or other clients, or do anything that could damage or erode the trust our clients place in PanAgora and its Employees. This is the spirit of the Code. In accepting employment at PanAgora, every Employee accepts the absolute obligation to comply with the letter and the spirit of the Code. Failure to comply with the spirit of the Code is just as much a violation of the Code as failure to comply with the written rules of the Code.

The rules of the Code cover activities, including Personal Securities Transactions, of PanAgora Employees, certain Immediate Family Members of Employees, and entities (such as corporations, trusts, or partnerships) that Employees may be deemed to control or influence.

Sanctions will be imposed for violations of the Code. Sanctions may include monetary fines, bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment. The proceeds resulting from monetary sanctions will be given to a charity chosen by the Code of Ethics Officer.

INSIDER TRADING

PanAgora Employees are forbidden to buy or sell any Security while either PanAgora or the Employee is in possession of material, non-public information (inside information) concerning the Security or the issuer. A violation of PanAgora's insider trading policies may result in criminal and civil penalties, including imprisonment, disgorgement of profits, and substantial fines. AN EMPLOYEE AWARE OF OR IN POSSESSION OF INSIDE INFORMATION MUST REPORT IT IMMEDIATELY TO THE CODE OF ETHICS OFFICER OR THE DEPUTY CODE OF ETHICS OFFICER. SEE APPENDIX A: OVERVIEW OF INSIDER TRADING.

CONFLICTS OF INTEREST

The Code imposes limits on activities of PanAgora Employees where the activity may conflict with the interests of PanAgora or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of PanAgora.

For example, PanAgora Employees generally may not accept gifts over $100 in total value in a calendar year from any entity or any supplier of goods or services to PanAgora.

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In addition, a PanAgora Employee may not serve as a director of any corporation or other entity without prior written approval of the Code of Ethics Officer, and PANAGORA EMPLOYEES MAY NOT BE MEMBERS OF INVESTMENT CLUBS.

CONFIDENTIALITY

Information about PanAgora Clients and PanAgora investment activity and research is proprietary and confidential and may not be disclosed or used by any PanAgora Employee outside PanAgora without a valid business purpose.

PANAGORA SUB-ADVISED REGISTERED FUNDS

Employees are responsible for providing transaction and holdings reports related to shares of any funds registered under the Investment Company Act of 1940, as amended, and advised or sub-advised by PanAgora as described in
Section IV, including transactions effected through the Employee's retirement account(s) (other than those offered by PanAgora).

PERSONAL SECURITIES TRADING

PanAgora Employees (with certain very limited exceptions discussed below) may not buy or sell any Security for their own account without clearing the proposed transaction in advance. Clearance is facilitated through the Personal Trading Assistant (PTA). See Section I for exemptions from this requirement.

Pre-clearance must be obtained in advance, between 9:00 a.m. and 4:00 p.m. Eastern Standard Time (EST) on the day of the trade. A PRE-CLEARANCE IS VALID ONLY FOR THE DAY IT IS OBTAINED. PanAgora Employees are strongly discouraged from engaging in excessive trading for their personal securities accounts. Employees will be prohibited from making more than 10 trades in individual securities within a quarter. Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

SHORT SELLING

PanAgora Employees are prohibited from Short Selling any Security, whether or not it is held in a PanAgora Client portfolio, except that Short Selling against broad market indexes, Short Selling Broad-Based ETFs, Short Selling Broad-Based Closed-End Funds, Short Selling Broad-Based ETNs, and Short Selling Against the Box are permitted. Note, however, that Short Selling Against the Box or otherwise hedging an investment in shares of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc. stock is prohibited.

CONFIRMATIONS OF TRADING AND PERIODIC ACCOUNT STATEMENTS

All PanAgora Employees must have their brokers send duplicate confirmations and STATEMENTS OF TRANSACTIONS IN PERSONAL BROKERAGE ACCOUNTS, INCLUDING RETIREMENT ACCOUNT(S) (OTHER THAN THOSE OFFERED BY PANAGORA), including transactions of those who share the same household as the Employee or for accounts over which the Employee has


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investment discretion, to the Code of Ethics Officer. Employees must enter a broker account profile into PTA, then the Deputy Code of Ethics Officer will:
(a) provide an authorization letter from PanAgora to hold the account; and (b) provide instructions to the broker in establishing the Rule 407 Letter from PanAgora for setting up the Employee's Personal Brokerage Account.

QUARTERLY AND ANNUAL REPORTING

All employees of PanAgora are 'Access Persons'. Access Persons must report all their securities transactions in each calendar quarter to the Code of Ethics Officer within 15 days after the end of the quarter. All Access Persons must disclose all personal securities holdings (even those to which pre-clearance may not apply) upon commencement of employment, quarterly and thereafter on an annual basis. If you fail to report as required, sanctions will be imposed. Egregious conduct, e.g., willful failures to report, will be subject to harsher sanctions, which may include termination of employment.

INITIAL PUBLIC OFFERINGS (IPOS) AND PRIVATE PLACEMENTS

PanAgora Employees may not buy any securities in an IPO or in a Private Placement, except in limited circumstances when prior written authorization is obtained.

PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS AND INVESTMENT PROFESSIONALS

The Code imposes special restrictions on Personal Securities Transactions by Access Persons and Investment Professionals, which are summarized as follows. (Refer to Section II for details):

o 60-DAY SHORT TERM HOLDING PERIOD. No Access Person shall purchase and then sell at a profit, or sell and then repurchase at a lower price, any security or related derivative security within 60 calendar days.

o 7-DAY RULE. Before an Investment Professional places an order to buy a Security for any portfolio his team manages, he must sell from his personal account any such Security or related derivative Security purchased within the preceding seven calendar days and disgorge any profit from the sale.

o BLACKOUT RULE. No Investment Professional may sell any Security or related derivative Security for her personal account until seven calendar days have passed since the most recent purchase of that Security or related derivative Security by any portfolio managed by her team. No Investment Professional may buy any Security or related derivative Security for his personal account until seven calendar days have passed since the most recent sale of that Security or related derivative Security by any portfolio managed by his team.

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o    CONTRA-TRADING RULE. No Investment Professional may sell out of her personal account any Security or related derivative Security that is held in any portfolio managed by her team unless she has received the written approval of an appropriate Director in her group and the Code of Ethics Officer or his designee.

o No Investment Professional may cause a PanAgora Client to take action for the individual's own personal benefit.


































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PREAMBLE

IT IS THE PERSONAL RESPONSIBILITY OF EVERY PANAGORA EMPLOYEE TO AVOID ANY CONDUCT THAT WOULD CREATE A CONFLICT, OR EVEN THE APPEARANCE OF A CONFLICT, WITH OUR PRIVATE FUND SHAREHOLDERS OR OTHER CLIENTS, OR DO ANYTHING THAT COULD DAMAGE OR ERODE THE TRUST OUR CLIENTS PLACE IN PANAGORA AND ITS EMPLOYEES. THIS IS THE SPIRIT OF THE CODE. IN ACCEPTING EMPLOYMENT AT PANAGORA, EVERY EMPLOYEE ALSO ACCEPTS THE ABSOLUTE OBLIGATION TO COMPLY WITH THE LETTER AND THE SPIRIT OF THE CODE. FAILURE TO COMPLY WITH THE SPIRIT OF THE CODE IS JUST AS MUCH A VIOLATION OF THE CODE AS FAILURE TO COMPLY WITH THE WRITTEN RULES OF THE CODE. SANCTIONS WILL BE IMPOSED FOR VIOLATIONS OF THE CODE, INCLUDING THE CODE'S REPORTING REQUIREMENTS.

SANCTIONS WILL INCLUDE BANS ON PERSONAL TRADING, REDUCTIONS IN SALARY INCREASES OR BONUSES, DISGORGEMENT OF TRADING PROFITS, SUSPENSION OF EMPLOYMENT, AND TERMINATION OF EMPLOYMENT.

PanAgora is required by law to adopt a Code. The purposes of the law are to ensure that companies and their employees comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code, we strengthen the trust and confidence reposed in us by demonstrating that, at PanAgora, client interests come before personal interests.

The Code that follows represents a balancing of important interests. On the one hand, as a registered investment advisor, PanAgora owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in PanAgora. On the other hand, PanAgora does not want to prevent conscientious professionals from investing for their own accounts where conflicts do not exist or are so attenuated as to be immaterial to investment decisions affecting PanAgora Clients.

When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, PanAgora Employees owe a fiduciary duty to PanAgora Clients. In most cases, this means that the affected Employee will be required to forego conflicting Personal Securities Transactions. In some cases, personal investments will be permitted, but only in a manner that, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting PanAgora Client portfolios or taking unfair advantage of the relationship PanAgora Employees have to PanAgora Clients.

The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated in advance, the Code also contains certain general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seek a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VI of the Code.


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IT IS CRITICAL THAT THE CODE BE STRICTLY OBSERVED. NOT ONLY WILL ADHERENCE TO
THE CODE ENSURE THAT PANAGORA RENDERS THE BEST POSSIBLE SERVICE TO ITS CLIENTS, IT WILL ENSURE THAT NO INDIVIDUAL IS LIABLE FOR VIOLATIONS OF LAW.

IT SHOULD BE EMPHASIZED THAT ADHERENCE TO THIS POLICY IS A FUNDAMENTAL CONDITION OF EMPLOYMENT AT PANAGORA. EVERY EMPLOYEE IS EXPECTED TO ADHERE TO THE REQUIREMENTS OF THIS CODE DESPITE ANY INCONVENIENCE THAT MAY BE INVOLVED. ANY EMPLOYEE FAILING TO DO SO MAY BE SUBJECT TO SUCH DISCIPLINARY ACTION, INCLUDING FINANCIAL PENALTIES AND TERMINATION OF EMPLOYMENT, AS DETERMINED BY THE CODE OF ETHICS OFFICER, THE CODE OF ETHICS OVERSIGHT COMMITTEE OR THE CHIEF EXECUTIVE OFFICER OF PANAGORA.






























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GUIDELINES AND DEFINITIONS

GUIDELINES

GENDER REFERENCES -- Gender references in the Code alternate.

RULE OF CONSTRUCTION REGARDING TIME PERIODS -- Unless the context indicates otherwise, time periods used in the Code shall be measured inclusively, i.e., beginning on the dates from which the measurement is made.

EXCEPTIONS -- Unless the context indicates otherwise, there will be no exceptions to the rules.

DEFINITIONS

The words below are defined specifically for the purpose of PanAgora's Code.

ACCESS PERSONS

Generally, all Employees of PanAgora are considered Access Persons and are therefore subject to the Personal Securities Rules of Section I hereof. However, an Independent PanAgora Director will not be considered an Access Person so long as the member:

(1) Is not involved in making securities recommendations to PanAgora or Putnam clients;

AND

(2) Does not have access to:

     (a) nonpublic information regarding the purchase or sale of securities for any PanAgora or Putnam client;

     (b) nonpublic information regarding the portfolio holdings of any fund sponsored or advised by PanAgora or Putnam; or

     (c) securities recommendations to PanAgora or Putnam clients that are nonpublic.

Each Independent PanAgora Director shall certify in writing annually that he or she satisfies both conditions set forth in the previous sentence. In addition, an Independent PanAgora Director who ceases to satisfy one or both of these conditions shall promptly inform PanAgora of this fact, and the Director shall consequently be considered an Access Person and subject to the Code.

Additionally, individuals whom PanAgora hires on a temporary basis for short-term or administrative responsibilities (e.g. a temporary replacement receptionist) shall not be considered "Employees" or "Access Persons" for purpose of this Code of Ethics.

Employees of companies affiliated with PanAgora who may, as a result of their job responsibilities, have access to investment information of PanAgora are not considered


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"Employees" or "Access Persons" for purpose of this Code of Ethics if such employees (i) are subject to a Code of Ethics with similar personal securities trading limitations, and (ii) on a quarterly and annual basis, the Deputy Code of Ethics Officer confirms with PanAgora affiliate that these Employees are subject to and comply with their employer's Code of Ethics. Any violations to this policy are also reported to PanAgora Compliance at this time.

CDS

Certificates of deposit.

CLOSED-END FUND

A fund with a fixed number of shares outstanding and which does not redeem shares the way a typical mutual fund does. Closed-End Funds typically trade like stocks on exchange.

     BROAD-BASED CLOSED-END FUNDS

     Broad-Based Closed-End Funds are Closed-End Funds that contain a portfolio of Securities of ten (10) or more issuers.

     NARROW-BASED CLOSED-END FUNDS

     Narrow-Based Closed-End Funds are all Closed-End Funds that are not Broad-Based Closed-End Funds.

CODE

This Code of Ethics.

CODE OF ETHICS ADMINISTRATOR

The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, nondiscretionary administration of this Code. The current Code of Ethics Administrator is Stephanie Ackerman, who can be reached at extension 6625.

CODE OF ETHICS OFFICER

The PanAgora officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of PanAgora. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer shall act in his or her stead. The current Code of Ethics Officer is Louis X. Iglesias. The current Deputy Code of Ethics Officer is Stephanie Ackerman.


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CODE OF ETHICS OVERSIGHT COMMITTEE

Has oversight responsibility for administering the Code. Members include the Code of Ethics Officer and other members of PanAgora's senior management approved by the Chief Executive Officer of PanAgora.

DISCRETIONARY ACCOUNT

An account for which the holder gives his/her broker or investment advisor (but not an Immediate Family Member) complete authority to make management decisions to buy and sell securities (also called controlled account or managed account).

EXCHANGE TRADED FUND (ETF)

A fund that tracks an index, but can be traded like a stock, ETFs always bundle together the securities that are in an index.

     BROAD-BASED ETF

     Contains a portfolio of securities of 10 or more issuers (e.g., SPDRs, WEBs, QQQQs, iShares, HLDRs).

     NARROW-BASED ETF

     ETFs that are not Broad-Based ETFs.

EXCHANGE TRADED NOTE (ETN)

An unsecured, unsubordinated debt security that tracks an index, but can be traded like a stock. ETNs are linked to the performance of a market benchmark.

     BROAD-BASED ETN

     Contains a portfolio of securities of 10 or more issuers

     NARROW-BASED ETN

     ETNs that are not Broad-Based ETNs.

IMMEDIATE FAMILY MEMBERS

Spouse, domestic partner, minor children, or other relatives living in the same household as the PanAgora Employee. All pre-clearance and reporting applies to Immediate Family Members.


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INDEPENDENT PANAGORA DIRECTOR

A member of the PanAgora board who is not otherwise affiliated with PanAgora or Putnam.

INVESTMENT PROFESSIONAL

Any of the following: portfolio manager, analyst, director or Chief Investment Officer that is on an investment team.

IPO

Initial public offering.

LARGE-/MID-CAP EXEMPTION

This rule permits the purchase or sale of up to 1,000 shares of a Security on PanAgora's Restricted List per day if the market capitalization of the issuer of the Security is at least $2 billion.

MMC

Marsh & McLennan Companies

NARROW-BASED DERIVATIVE

A future, swap, put or call option, or similar derivative instrument whose return is determined by reference to fewer than 10 underlying issuers. Single stock futures and exchange traded funds based on fewer than 10 issuers are included.

NON-PANAGORA AFFILIATE

Any affiliate of PanAgora that provides investment advisory services and is listed in the Comment to Section III, Rule 13.

PANAGORA

Any or all of PanAgora Asset Management, Inc. and its subsidiaries (if any), any one of which shall be a PanAgora company.

PANAGORA CLIENT

Any of the PanAgora mutual funds, or any advisory, trust, or other client of PanAgora.

PANAGORA EMPLOYEE (OR EMPLOYEE)

Any employee of PanAgora. In addition, the Chief Compliance Officer may determine, in his or her sole discretion, that any other person who provides investment advice on behalf of PanAgora and is subject to PanAgora's supervision or control is a PanAgora


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Employee, provided that such person: (i) has access to nonpublic information;
or (ii) is involved in making securities recommendations to PanAgora Clients.

PERSONAL BROKERAGE ACCOUNT

An Access Person's Personal Brokerage Account includes any brokerage account for which the Access Person has shared and sole discretionary investment authority, including any retirement account(s).

PERSONAL TRADING ASSISTANT (PTA)

The Personal Trading Assistant (PTA) is an intuitive, browser-based application that provides an automated and streamlined mechanism for managing Employee personal trading practices, e.g., pre-clearance, reporting and certifications in accordance with regulatory requirements and the Code.

POLICY STATEMENTS

The Policy Statement Concerning Insider Trading Prohibitions attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of PanAgora Closed-End Funds (if any) attached to the Code as Appendix B.

PRIVATE PLACEMENT

Any offering of a Security not offered to the public and not requiring registration with the relevant securities authorities.

PURCHASE OR SALE OF A SECURITY

Any acquisition or transfer of any interest in the Security for direct or indirect consideration; this includes the writing of an option. This definition includes any transfer of a Security by an Employee as a gift to an individual or a charity.

RESTRICTED LIST

The list established in accordance with Rules 1 and 2 of Section I.A.

SEC

The U.S. Securities and Exchange Commission.

SECURITY

The following instruments are defined as "securities". They require pre-clearance and periodic reporting:

o Any type or class of equity or debt security; any rights relating to a security, such as warrants, convertible securities;

o    Narrow-Based Closed-End Funds;


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o    Narrow-Based ETFs;

o    Narrow-Based ETNs; and

o    Narrow-Based Derivatives.

Unless otherwise noted, the following instruments are not considered "securities", and do not require pre-clearance. If marked with an asterisk, periodic reporting is required:

     o    Currencies;

     o Direct and indirect obligations of the U.S. government and its agencies;

     o    Commercial paper;

     o    CDs;

     o    Repurchase agreements;

     o    Bankers' acceptances;

     o    Any other money market instruments;

     o    Broad-Based Closed-End Funds*;

     o    Broad-Based ETFs*;

     o    Broad-Based ETNs*;

     o    Commodities; or

     o Any option on a broad-based market index or an exchange-traded futures contract or option.*

SELLING SHORT

The sale of a Security that the investor does not own in order to take advantage of an anticipated decline in the price of the Security. In order to sell short, the investor must borrow the Security from his broker in order to make delivery to the buyer.

SELLING SHORT AGAINST THE BOX

A short sale where the investor owns the Security, but does not want to use the shares for delivery, so he borrows them from the brokerage firm.

TRANSACTION FOR A PERSONAL ACCOUNT (OR PERSONAL SECURITIES TRANSACTION)

Securities transactions: (a) for the personal account of any employee (including her retirement account(s)); (b) for the account of a Immediate Family Member of any Employee; (c) for the account of a partnership in which a PanAgora Employee or Immediate Family Member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a PanAgora Employee or Immediate Family Member is a trustee with investment discretion;
(e) for the account of a closely-held corporation in which a PanAgora Employee or Immediate Family Member holds shares and for which he has investment discretion; and (f) for any account other than a PanAgora Client account that receives investment advice of any sort from the Employee or Immediate Family Member, or over which the Employee or Immediate Family Member has investment discretion.


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SECTION I: PERSONAL SECURITIES RULES FOR ALL EMPLOYEES

A. PRE-CLEARANCE AND THE RESTRICTED LIST

RULE 1 -- PRE-CLEARANCE REQUIREMENTS AND THE PTA SYSTEM

PRE-CLEARANCE IS REQUIRED FOR ALL TRANSACTIONS IN THE FOLLOWING SECURITIES:

o Stock of Power Corporation of Canada, Power Financial Corporation, and Great- West Lifeco Inc.;

o MMC stock (including all transactions relating to Securities held in the MMC Employee Stock Purchase Plan or 401(k)/Profit Sharing/Bonus Plan);

o Any type or class of equity or debt Security, including corporate and municipal bonds (including stock acquired in a stock purchase plan or 401(k) plan);

o    Any rights relating to a Security, such as warrants and convertible
     Securities;

o    Narrow Based-Closed-End Funds;

o    Narrow-Based ETFs;

o    Narrow-Based ETNs;

o    Narrow-Based Derivatives; and

o    Any Security donated as a gift to an individual or a charity.

PRE-CLEARANCE IS NOT REQUIRED FOR TRANSACTIONS IN THE FOLLOWING SECURITIES (ALTHOUGH REPORTING IS REQUIRED FOR THE CATEGORIES MARKED WITH AN ASTERISK):

o Broad-Based ETFs, and any option on a broad-based market index or an exchange-traded futures contract or option thereon;*

o    Broad-Based Closed-End Funds;*

o    Broad-Based ETNs;*

o    Open-end mutual funds;

o Currencies, Treasuries (T-bills), and direct and indirect obligations of the U.S. government and its agencies;

o Direct and indirect obligations of any member country of the Organization for Economic Co-Operation and Development (OECD); or

o Commercial paper, CDs, repurchase agreements, bankers' acceptances, and other money market instruments.

RULE 2: PTA SYSTEM AND RESTRICTED LIST

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL FOR HIS PERSONAL ACCOUNT ANY SECURITY REQUIRING PRE-CLEARANCE UNDER RULE 1 WITHOUT PRIOR CLEARANCE OBTAINED THROUGH PROCEDURES SET FORTH BY THE CODE OF ETHICS OFFICER. CLEARANCE IS FACILITATED THROUGH THE PERSONAL TRADING ASSISTANT (PTA). SUBJECT TO THE LIMITED EXCEPTIONS BELOW, NO CLEARANCE WILL BE GRANTED FOR SECURITIES APPEARING ON THE RESTRICTED LIST. SECURITIES WILL BE PLACED ON THE RESTRICTED LIST IN THE FOLLOWING CIRCUMSTANCES:

(a) When orders to purchase or sell such Security have been entered for any PanAgora Client, or the Security is being actively considered for purchase for any PanAgora Client, unless the Security is a nonconvertible investment grade rated (at least BBB by S&P or Baa by Moody's) fixed-income investment;

(b) When such a Security is a voting Security of a corporation in the banking, savings and loan, insurance, communications, public utilities, or gaming (i.e., casinos) industries, if holdings of PanAgora or PanAgora Clients in that corporation exceed 7%;

(c) When, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of PanAgora Employees in a particular Security;

(d) When required under the circumstances described in the Policy Statement Concerning Insider Trading Prohibitions, attached as Appendix A.

Reminder: Securities for an Employee's personal account include securities owned by Immediate Family Members of a PanAgora Employee. Thus, this Rule prohibits certain trades by Immediate Family Members of PanAgora Employees. See Definitions.

COMPLIANCE WITH THIS RULE DOES NOT EXEMPT AN EMPLOYEE FROM COMPLYING WITH ANY OTHER APPLICABLE RULES OF THE CODE, SUCH AS THOSE DESCRIBED IN SECTION III. IN PARTICULAR, ACCESS PERSONS AND INVESTMENT PROFESSIONALS MUST COMPLY WITH THE SPECIAL RULES SET FORTH IN SECTION II.

IMPLEMENTATION

An Employee wishing to trade any Security shall first obtain clearance through the PTA system. Pre-clearance must be obtained in advance, between 9:00 a.m. and 4:00 p.m. Eastern Standard Time (EST) on the day of the trade. A pre-clearance is valid only for the day it is obtained. PanAgora Employees are strongly discouraged from engaging in excessive trading for their personal securities accounts. Employees will be prohibited from making more than 10 trades in individual securities within a quarter. Trading in excess of this level will be reviewed with the Code of Ethics Oversight Committee.

The PTA system will inform the Employee whether the Security may be traded and whether trading in the Security is subject to the "Large-/Mid-Cap Exemption." The response of the pre-clearance system as to whether a Security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the Employee appeals to the Code of Ethics Officer, using the procedure described in Section VI, regarding the request to trade a particular Security.

A PRE-CLEARANCE IS ONLY VALID FOR TRADING ON THE DAY IT IS OBTAINED. TRADES IN SECURITIES LISTED ON ASIAN OR EUROPEAN STOCK EXCHANGES, HOWEVER, MAY BE EXECUTED WITHIN ONE BUSINESS DAY AFTER PRE-CLEARANCE IS OBTAINED.

If a Security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the
Employee's responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.

If the pre-clearance system does not recognize a Security, or if an Employee is unable to use the system or has any questions with respect to the system or pre-clearance, the Employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a Security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a Security appears on the Restricted List and, if so, whether it is eligible for any applicable exceptions set forth after this Rule shall be final, unless the Employee appeals to the Code of Ethics Officer, using the procedure described in Section VI, regarding the request to trade a particular Security.

EXCEPTIONS

A. LARGE-/MID-CAP EXEMPTION.

(a) FOR PANAGORA EMPLOYEES OTHER THAN INVESTMENT PROFESSIONALS. If a Security appearing on the Restricted List is an equity Security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of at least $2 billion, then a PanAgora Employee (other than an Investment Professional) may purchase or sell up to 1,000 shares of the Security per day for his personal account.

(b) FOR INVESTMENT PROFESSIONALS. If a Security appearing on the Restricted List is an equity Security for which the issuer (i) is listed on the new York Stock Exchange, or (ii) has a market capitalization (defined as outstanding shares multiplied by current price per share) of at least $10 billion, then an Investment Professional may purchase or sell up to 1,000 shares of the Security over any consecutive thirty (30) calendar day period.

If a Security appearing on the Restricted List is a fixed income Security, then an Investment Professional may purchase or sell up to $100,000 principal amount of such fixed income Security over any consecutive thirty (30) calendar day period.

B. PRE-CLEARING TRANSACTIONS EFFECTED BY SHARE SUBSCRIPTION. The purchase of securities made by subscription rather than on an exchange is limited to issuers having a market capitalization of $5 billion or more and is subject to a 1,000 share limit. The following are procedures to comply with Rule 1 when effecting a purchase or sale of shares by subscription:

(a) The PanAgora Employee must pre-clear the trade on the day he or she submits a subscription to the issuer, rather than on the actual day of the trade since the actual day of the trade typically will not be known to the Employee who submits the subscription. At the time of pre-clearance, the Employee will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $5 billion or more), or not permitted (in the case of a smaller capitalization issuer).

(b) The subscription for any purchase or sale of shares must be reported on the Employee's Quarterly Personal Securities Transaction report, noting the trade was accomplished by subscription.

(c) Because no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the PanAgora Employee must provide the Compliance Department with any transaction summaries or statements sent by the issuer.

C. TRADES IN APPROVED DISCRETIONARY BROKERAGE ACCOUNTS. A transaction does not need to be pre-cleared if it takes place in an account that the Code of Ethics Officer has approved in writing as exempt from the pre-clearance requirement. In the sole discretion of the Code of Ethics Officer accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an Employee's securities broker or investment advisor has complete discretion (a Discretionary Account) and the following conditions are met: (i) the Employee certifies annually in writing that the Employee has no influence over the transactions in the Discretionary Account and is not aware of the transactions in the Discretionary Account prior to their execution; (ii) the compliance department of the Employee's broker or investment advisor certifies annually in writing that the Employee has no influence over the transactions in the Discretionary Account and is not aware of the transactions in the Discretionary Account prior to their execution; and (iii) each calendar quarter, the broker or investment advisor sends PanAgora's Code of Ethics Administrator copies of each quarterly statement for the Discretionary Account. Employees wishing to seek such an exemption must send a written request to the Code of Ethics Administrator.

COMMENTS

o PRE-CLEARANCE. Subpart (a) of Rule 2 is designed to avoid the conflict of interest that might occur when an Employee trades for his personal account a Security that currently is being traded or is likely to be traded for a PanAgora Client. Such conflicts arise, for example, when the trades of an Employee might have an impact on the price or availability of a particular Security, or when the trades of the client might have an impact on price to the benefit of the Employee. Thus, exceptions involve situations where the trade of a PanAgora Employee is unlikely to have an impact on the market.

o REGULATORY LIMITS. Owing to a variety of federal statutes and regulations in the banking, savings and loan, insurance, communications, and gaming industries, it is critical that accounts of PanAgora and PanAgora Clients not hold more than 10% of the voting securities (7% for public utilities) of any issuer in those industries. Because of the risk that the personal holdings of PanAgora and PanAgora Employees may be aggregated with PanAgora and Putnam holdings for these purposes, subpart (b) of this Rule limits personal trades in these areas. The 7% limit will allow the regulatory limits to be observed.

o OPTIONS. For the purposes of this Code, options are treated like the underlying Security.
See Definitions. Thus, an Employee may not purchase, sell, or "write" option contracts for a Security that is on the Restricted List. The automatic exercise or assignment of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the sale of securities obtained through the exercise of options must be pre-cleared.

o INVOLUNTARY TRANSACTIONS. Involuntary Personal Securities Transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)

o TENDER OFFERS. This Rule does not prohibit an Employee from tendering securities from his personal account in response to an "any and all" tender offer, even if PanAgora
Clients are also tendering securities. A PanAgora Employee is, however, prohibited from tendering securities from his personal account in response to a partial tender offer, if PanAgora Clients are also tendering securities.

o GIFTS OF SECURITIES. Pre-clearance is required for securities donated as a gift to a charitable organization or to an individual. Employees are required to provide a gift transfer certificate of the transaction (if produced) to the Code of Ethics Administrator along with an account statement reflecting the gift transaction. Receipt of a securities gift should be reported on the Access Person's Annual Holding Report. Employees who receive a securities gift must report the gift to the Code of Ethics Administrator to make the necessary adjustments in PTA and Access Persons must disclose this holding in PTA.

B. PROHIBITED TRANSACTIONS

RULE 1: SHORT-SELLING PROHIBITION

PANAGORA EMPLOYEES ARE PROHIBITED FROM SHORT SELLING ANY SECURITY IN THEIR OWN ACCOUNTS, WHETHER OR NOT THE SECURITY IS HELD IN A PANAGORA CLIENT PORTFOLIO. EMPLOYEES ARE PROHIBITED FROM HEDGING INVESTMENTS MADE IN SECURITIES OF POWER CORPORATION OF CANADA, POWER FINANCIAL CORPORATION, AND GREAT-WEST LIFECO INC.

EXCEPTIONS

Short selling against broad market indexes (such as the Dow Jones Industrial Average, the NASDAQ index, and the S&P 100 & 500 indexes); short selling of Broad-Based ETFs, Broad-Based Closed-End Funds or Broad-Based ETNs; and short selling against the box are permitted (except that short selling shares of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc. against the box is not permitted).

RULE 2: IPO PROHIBITION

NO PANAGORA EMPLOYEE SHALL PURCHASE ANY SECURITY FOR HER PERSONAL ACCOUNT IN AN IPO. EMPLOYEES ARE ALSO RESTRICTED FROM PARTICIPATING IN IPOS THROUGH A DISCRETIONARY ACCOUNT.

EXCEPTION

PRE-EXISTING STATUS EXCEPTION. A PanAgora Employee shall not be barred by this Rule or by Rule 1(a) of Section I.A. from purchasing securities for her personal account in connection with an IPO of securities by a bank or insurance company when the Employee's status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank's conversion from mutual or cooperative form to stock form, or the insurance company's conversion from mutual to stock form, provided that the Employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an Employee owns before the announcement of the IPO. This exception does not apply, however, if the Security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of Section I.A., Rule 2.

IMPLEMENTATION

A. GENERAL IMPLEMENTATION. An Employee shall inquire, before any purchase of a Security for her personal account, whether the Security to be purchased is being offered pursuant to an initial public offering. If the Security is offered through an IPO, the Employee shall refrain from purchasing that Security for her personal account unless the exception applies.

B. ADMINISTRATION OF EXCEPTION. If the Employee believes the exception applies, she shall consult the Code of Ethics Administrator concerning whether the Security appears on the Restricted List and if so, whether it is eligible for this exception.

COMMENTS

o The purpose of this Rule is designed to avoid the conflict of interest that might occur when an Employee trades for his personal account a Security that currently is being traded or is likely to be traded for a PanAgora Client. Such conflicts arise, for example, when the trades of an Employee might have an impact on the price or availability of a particular Security, or when the trades of the client might have an impact on price to the benefit of the Employee. Thus, exceptions involve situations where the trade of a PanAgora Employee is unlikely to have an impact on the market.

o Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other portions of the Code. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3 concerning gifts and other favors.

o Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between PanAgora Employees and PanAgora Clients because of the pre-existence of a market for the securities.

RULE 3: PRIVATE PLACEMENT PRE-APPROVAL REQUIREMENTS

NO PANAGORA EMPLOYEE SHALL PURCHASE ANY SECURITY FOR HIS PERSONAL ACCOUNT IN A LIMITED PRIVATE OFFERING OR PRIVATE PLACEMENT WITHOUT PRIOR APPROVAL FROM THE CODE OF ETHICS OFFICER. PRIVATELY PLACED LIMITED PARTNERSHIPS AND FUNDS SUCH AS PRIVATE EQUITY OR HEDGE FUNDS ARE SPECIFICALLY INCLUDED IN THIS RULE.

COMMENTS

o The purpose of this Rule is to prevent a PanAgora Employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage PanAgora Clients, and to prevent PanAgora Employees from being subject to efforts to curry favor by those who seek to do business with PanAgora.

o Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a PanAgora Client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors and affiliates of the foregoing) have any prior or existing business relationship with PanAgora or a PanAgora Employee, or where the PanAgora Employee believes that such individuals may expect to have a future business relationship with PanAgora or a PanAgora Employee.

o An exemption may be granted, subject to reviewing all the relevant facts and circumstances, for investments in:

(a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund's business, and subject to the condition that the hedge fund does not invest significantly in registered investment companies.

(b) Private Placements where the investment cannot relate, or be expected to relate, directly or indirectly to PanAgora or investments by a PanAgora Client.

o Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.

o Applications to invest in Private Placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.

RULE 4: TRADING WITH MATERIAL NON-PUBLIC INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY FOR HER PERSONAL ACCOUNT OR FOR ANY PANAGORA CLIENT ACCOUNT WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION CONCERNING THE SECURITY OR THE ISSUER.

WHEN IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION, SUCH PANAGORA EMPLOYEE SHALL ALSO NOT ADVISE OR ENCOURAGE ANOTHER PERSON TO PURCHASE, SELL OR HOLD ANY SUCH SECURITY, EITHER FOR A PERSONAL ACCOUNT OR FOR THE ACCOUNT OF A PANAGORA CLIENT.

EXCEPTIONS

None. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.

RULE 5: NO PERSONAL TRADING WITH CLIENT PORTFOLIOS

NO PANAGORA EMPLOYEE SHALL PURCHASE FROM OR SELL TO A PANAGORA CLIENT ANY SECURITIES OR OTHER PROPERTY FOR HIS PERSONAL ACCOUNT, NOR ENGAGE IN ANY PERSONAL TRANSACTION TO WHICH A PANAGORA CLIENT IS KNOWN TO BE A PARTY, OR WHICH TRANSACTION MAY HAVE A SIGNIFICANT RELATIONSHIP TO ANY ACTION TAKEN BY A PANAGORA CLIENT.

EXCEPTIONS

None.

IMPLEMENTATION

It shall be the responsibility of every PanAgora Employee to make inquiry prior to any personal transaction sufficient to satisfy himself that the requirements of this Rule have been met.

COMMENT

This rule is required by federal law. It does not prohibit a PanAgora Employee from purchasing any shares of an open-end fund sponsored by PanAgora. The policy with respect to Employee trading in closed-end PanAgora funds is attached as Appendix B.

RULE 6: SPECIAL: GOOD UNTIL CANCELED ORDERS

GOOD UNTIL CANCELED LIMIT ORDERS ARE PROHIBITED.

Any order not executed on the day of pre-clearance must be resubmitted for pre-clearance before being executed on a subsequent day. "Good until canceled limit" orders are prohibited because of the potential failure to pre-clear.

EXCEPTION

Same-day limit orders are permitted.

RULE 7: EXCESSIVE TRADING

PANAGORA EMPLOYEES ARE STRONGLY DISCOURAGED FROM ENGAGING IN EXCESSIVE TRADING FOR THEIR PERSONAL ACCOUNTS. EMPLOYEES ARE PROHIBITED FROM MAKING MORE THAN 10 TRADES IN INDIVIDUAL SECURITIES IN ANY GIVEN QUARTER. EXCESSIVE TRADING WITHIN PANAGORA SUB-ADVISED OPEN-END MUTUAL FUNDS IS PROHIBITED. FOR THE PURPOSE OF THIS RULE, AN EMPLOYEE IS PROHIBITED FROM ENGAGING IN MORE THAN A TOTAL OF 10 TRADES IN ALL ACCOUNTS THE EMPLOYEE MAY HOLD (INCLUDING THOSE ACCOUNTS HELD BY HIS IMMEDIATE FAMILY MEMBERS), NOT 10 TRADES PER INDIVIDUAL ACCOUNT.

EXCEPTIONS

For the purpose of calculating the number of trades in any quarter, trading the same Security in the same direction (buy or sell) over a period of five business days will be counted as one transaction.

Trades in Broad-Based ETFs, Closed-End Funds and ETNs and affiliate stock in internal plans are not counted towards the 10 trade limit.

COMMENTS

o Although a PanAgora Employee's excessive trading may not itself constitute a conflict of interest with PanAgora Clients, PanAgora believes that its clients' confidence in PanAgora will be enhanced, and the likelihood of PanAgora achieving better investment results for its clients over the long term will be increased, if PanAgora Employees rely on their investment -- as opposed to trading -- skills in transactions for their own accounts. Moreover, excessive trading by a PanAgora Employee for her own account diverts the Employee's attention from the responsibility of servicing PanAgora Clients, and increases the possibilities for transactions that are in actual or apparent conflict with PanAgora Client transactions. Short-term trading is strongly discouraged while Employees are encouraged to take a long-term view.

o Employees should be aware that their trading activity is closely monitored. ACTIVITY EXCEEDING 10 TRADES PER QUARTER WILL BE PROHIBITED BY THE CODE OF ETHICS OVERSIGHT COMMITTEE. Sanctions will be imposed such as a trading ban or a more stringent sanction may be determined at the discretion of the Committee.

C. DISCOURAGED TRANSACTIONS

RULE 1: NAKED OPTIONS

PANAGORA EMPLOYEES ARE STRONGLY DISCOURAGED FROM ENGAGING IN WRITING (SELLING) NAKED OPTIONS FOR THEIR PERSONAL ACCOUNTS.

Naked option transactions are particularly dangerous because a PanAgora Employee may be prevented by the restrictions in this Code from covering the naked option at the appropriate time. All Employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. ENGAGING IN NAKED OPTIONS TRANSACTIONS ON THE BASIS OF MATERIAL, NONPUBLIC INFORMATION IS PROHIBITED. SEE APPENDIX A, POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS.

EXCEPTIONS

None.

D. EXEMPTED TRANSACTIONS

RULE 1: INVOLUNTARY TRANSACTIONS

TRANSACTIONS THAT ARE INVOLUNTARY ON THE PART OF A PANAGORA EMPLOYEE ARE EXEMPT FROM THE PROHIBITIONS SET FORTH IN SECTIONS I.A., I.B., AND I.C.

EXCEPTIONS

None.

COMMENTS

o This exemption is based on categories of conduct that the SEC does not consider "abusive."

o Examples of involuntary Personal Securities Transactions include:

(a) Sales out of the brokerage account of a PanAgora Employee as a result of bona fide margin call, provided that withdrawal of collateral by the PanAgora Employee within the ten days previous to the margin call was not a contributing factor to the margin call;

(b) Purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded Security.

o Transactions by a trust in which the PanAgora Employee (or an Immediate Family Member of the Employee) holds a beneficial interest, but for which the Employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of "Personal Securities Transactions." See Definitions.

o A good-faith belief on the part of the Employee that a transaction was involuntary will not be a defense to a violation of the Code. In the event of confusion as to whether a particular transaction is involuntary, the burden is on the Employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in
Section VI.

RULE 2: SPECIAL EXEMPTIONS

TRANSACTIONS THAT HAVE BEEN DETERMINED IN WRITING BY THE CODE OF ETHICS OFFICER BEFORE THE TRANSACTION OCCURS TO BE NO MORE THAN REMOTELY HARMFUL TO PANAGORA CLIENTS BECAUSE THE TRANSACTION WOULD BE VERY UNLIKELY TO AFFECT A HIGHLY INSTITUTIONAL MARKET, OR BECAUSE THE TRANSACTION IS CLEARLY NOT RELATED ECONOMICALLY TO THE SECURITIES TO BE PURCHASED, SOLD, OR HELD BY A PANAGORA CLIENT, ARE EXEMPT FROM THE PROHIBITIONS SET FORTH IN SECTIONS I.A., I.B., AND I.C.

IMPLEMENTATION

An Employee may seek an ad-hoc exemption under this Rule by following the procedures in Section VI.

COMMENTS

o This exemption is also based upon categories of conduct that the SEC does not consider "abusive."

o The burden is on the Employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.

SECTION II: ADDITIONAL SPECIAL RULES FOR PERSONAL SECURITIES TRANSACTIONS OF ACCESS PERSONS AND CERTAIN INVESTMENT PROFESSIONALS

RULE 1: 60-DAY SHORT TERM RULE

ACCESS PERSONS MAY NOT SELL A SECURITY AT A PROFIT WITHIN 60 DAYS OF PURCHASE OR BUY A SECURITY AT A PRICE BELOW WHICH HE OR SHE SOLD IT WITHIN THE PAST 60 DAYS.

EXCEPTIONS

None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

IMPLEMENTATION

A. The 60-Day Short-Term Rule applies to all Access Persons, as defined in the Definitions section of the Code.

B. Calculation of whether there has been a profit is based upon the market prices of the securities. THE CALCULATION INCLUDES COMMISSIONS AND OTHER SALES CHARGES.

C. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 60 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 60 days for $12.

COMMENTS

o The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

o Although directors, portfolio managers, and analysts may sell securities at a profit within 60 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

o AN ACCESS PERSON CANNOT TRADE A SECURITY WITHIN 60 DAYS REGARDLESS OF TAX LOT ELECTION.

RULE 2: 7-DAY RULE

BEFORE AN INVESTMENT PROFESSIONAL PLACES AN ORDER TO BUY A SECURITY FOR ANY PANAGORA CLIENT PORTFOLIO THAT IS MANAGED BY HIS TEAM, HE MUST SELL THAT SECURITY OR RELATED DERIVATIVE SECURITY IF HE HAS PURCHASED IT IN HIS PERSONAL ACCOUNT WITHIN THE PRECEDING SEVEN CALENDAR DAYS.

COMMENTS

o This Rule applies to Investment Professionals in connection with any purchase (no matter how small) in any client account managed by her team. In particular, it should be noted that the requirements of this Rule also apply with respect to purchases in client accounts, resulting from "cash flows." To comply with the requirements of this Rule, it is the responsibility of each Investment Professional to be aware of the placement of all orders for purchases of a Security by client accounts that are managed by her team for seven days following the purchase of that Security for her personal account.

o An Investment Professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and DISGORGE TO CHARITY ANY PROFIT resulting from the sale. The recipient charity will be chosen by the Code of Ethics Officer.

o This Rule is designed to avoid even the appearance of a conflict of interest between an Investment Professional and a PanAgora Client. A greater burden is placed on these professionals given their positions in the organization. Transactions executed for the employee's personal account must be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee's position of trust and responsibility.

EXCEPTIONS

FOR INVESTMENT PROFESSIONALS. The 7-Day Rule shall not apply with respect to the purchase or sale of up to 1,000 shares of an equity Security by an Investment Professional over any consecutive thirty (30) calendar day period if the issuer of the equity Security (i) is listed on the new York Stock Exchange, or (ii) has a market capitalization (defined as outstanding shares multiplied by current price per share) of at least $10 billion (such security, a "Mega Cap Security").

The 7-Day Rule shall not apply with respect to the purchase or sale of up to $100,000 principal amount of a fixed income Security by an Investment Professional over any consecutive thirty (30) calendar day period.

RULE 3: BLACKOUT RULE

NO INVESTMENT PROFESSIONAL SHALL: (I) SELL ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HIS PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE THE MOST RECENT PURCHASE OF THAT SECURITY OR RELATED DERIVATIVE SECURITY BY ANY PANAGORA CLIENT PORTFOLIO MANAGED BY HIS TEAM; OR (II) PURCHASE ANY SECURITY OR RELATED DERIVATIVE SECURITY FOR HIS PERSONAL ACCOUNT UNTIL SEVEN CALENDAR DAYS HAVE ELAPSED SINCE THE MOST RECENT SALE OF THAT SECURITY OR RELATED DERIVATIVE SECURITY FROM ANY PANAGORA CLIENT PORTFOLIO MANAGED BY HIS TEAM.


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

COMMENTS

o This Rule applies to Investment Professionals in connection with any purchase (no matter how small) in any client account managed by his team. In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts resulting from "cash flows". In order to comply with the requirements of this Rule, it is the responsibility of each Investment Professional to be aware of all transactions in a Security by client accounts managed by his team that took place within the seven days preceding a transaction in that Security for his personal account.

o This Rule is designed to prevent an Investment Professional from engaging in personal investment conduct that appears to be counter to the investment strategy his team is managing on behalf of a PanAgora Client.

o Trades by an Investment Professional for his personal account in the "same direction" as the PanAgora Client portfolio managed by his team do not present the same danger, so long as any same direction trades do not violate other provisions of the Code or the Policy Statements.

EXCEPTIONS

FOR INVESTMENT PROFESSIONALS. The Blackout Rule shall not apply with respect to the purchase or sale of up to 1,000 shares of a Mega Cap Security by an Investment Professional over any consecutive thirty (30) calendar day.

The Blackout Rule shall not apply with respect to the purchase or sale of up to $100,000 principal amount of a fixed income Security by an Investment Professional over any consecutive thirty (30) calendar day period.

RULE 4: CONTRA TRADING RULE

NO INVESTMENT PROFESSIONAL SHALL, WITHOUT PRIOR APPROVAL, SELL OUT OF HER PERSONAL ACCOUNT SECURITIES OR RELATED DERIVATIVE SECURITIES HELD IN ANY PANAGORA CLIENT PORTFOLIO THAT IS MANAGED BY HER TEAM.

EXCEPTIONS

None, unless prior written approval is granted.

IMPLEMENTATION

A. INDIVIDUALS AUTHORIZED TO GIVE APPROVAL. Prior to engaging in any such sale, an Investment Professional shall seek approval, in writing, of the proposed sale. In the case of a portfolio manager or analyst, prior written approval of the proposed sale shall be obtained from a director to whom he reports or, in his absence, another director. In the case of a director, prior written approval of the proposed sale shall be obtained from the Chief Investment Officer. In the case of the Chief Investment Officer, prior written approval shall be obtained from the Code of Ethics Officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer, his designee, or, in the case of the Chief Investment Officer, prior written approval from the Chief Executive Officer.

B. CONTENTS OF WRITTEN APPROVAL. Written approval similar to the FORM ATTACHED AS APPENDIX C (or such other form as the Code of Ethics Officer shall designate) shall be used. Such written approval shall be sent by the director approving the transaction to the Code of Ethics Officer, or her designee, for her approval. Approvals obtained after a transaction has been completed or while it is in process will not satisfy the requirements of this Rule.

COMMENT

This Rule is designed to prevent an Investment Professional from engaging in personal investment conduct that appears to be counter to the investment strategy that is being managed by her team on behalf of a PanAgora Client.

EXCEPTIONS

FOR INVESTMENT PROFESSIONALS. The Contra Trading Rule shall not apply with respect to the purchase or sale of up to 1,000 shares of a Mega Cap Security by an Investment Professional over any consecutive thirty (30) calendar day.

The Contra Trading Rule shall not apply with respect to the purchase or sale of up to $100,000 principal amount of a fixed income Security by an Investment Professional over any consecutive thirty (30) calendar day period.

RULE 5: NO PERSONAL BENEFIT

NO INVESTMENT PROFESSIONAL SHALL CAUSE A PANAGORA CLIENT TO TAKE ACTION FOR THE

INVESTMENT PROFESSIONAL'S OWN PERSONAL BENEFIT.

EXCEPTIONS

None.

COMMENTS

o An Investment Professional who trades in particular securities for a PanAgora Client account in order to support the price of securities in his personal account, or who "front runs" a PanAgora Client order is in violation of this Rule. Investment Professionals should be aware that this Rule is not limited to personal transactions in Securities (as that word is defined in Definitions). Thus, an Investment Professional who front runs a PanAgora Client purchase or sale of obligations of the U.S. government is in violation of this Rule, although U.S. government obligations are excluded from the definition of Security.

o This Rule is not limited to instances when an Investment Professional has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Investment Professionals who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VI.

SECTION III: GENERAL RULES FOR ALL EMPLOYEES

RULE 1: COMPLIANCE WITH ALL LAWS, REGULATIONS AND POLICIES

ALL EMPLOYEES MUST COMPLY WITH APPLICABLE LAWS AND REGULATIONS AS WELL AS COMPANY POLICIES. THIS INCLUDES TAX, ANTI-TRUST, POLITICAL CONTRIBUTION, AND INTERNATIONAL BOYCOTT LAWS. IN ADDITION, NO PANAGORA EMPLOYEE MAY ENGAGE IN FRAUDULENT CONDUCT OF ANY KIND.

EXCEPTIONS

None.

COMMENTS

o PanAgora may report to the appropriate legal authorities conduct by PanAgora Employees that violates this Rule.

o It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist PanAgora's obtaining or retaining business.

RULE 2: CONFLICTS OF INTEREST

NO PANAGORA EMPLOYEE SHALL CONDUCT HERSELF IN A MANNER, WHICH IS CONTRARY TO THE INTERESTS OF, OR IN COMPETITION WITH, PANAGORA OR A PANAGORA CLIENT, OR WHICH CREATES AN ACTUAL OR APPARENT CONFLICT OF INTEREST WITH A PANAGORA CLIENT.

EXCEPTIONS

None.

COMMENTS

o This Rule is designed to recognize the fundamental principle that PanAgora Employees owe their chief duty and loyalty to PanAgora and PanAgora Clients.

o It is expected that a PanAgora Employee who becomes aware of an investment opportunity that she believes is suitable for a PanAgora Client who she services will present it to the appropriate portfolio manager, prior to taking advantage of the opportunity herself.

RULE 3: GIFTS AND ENTERTAINMENT POLICY

NO PANAGORA EMPLOYEE SHALL ACCEPT ANYTHING OF MATERIAL VALUE FROM ANY BROKER-DEALER, FINANCIAL INSTITUTION, CORPORATION OR OTHER ENTITY, ANY EXISTING OR PROSPECTIVE SUPPLIER OF GOODS OR SERVICES WITH A BUSINESS RELATIONSHIP TO PANAGORA, OR ANY

COMPANY OR OTHER ENTITY WHOSE SECURITIES ARE HELD IN OR ARE BEING CONSIDERED AS INVESTMENTS FOR ANY OTHER PANAGORA CLIENT ACCOUNTS. INCLUDED ARE GIFTS, FAVORS, PREFERENTIAL TREATMENT, SPECIAL ARRANGEMENTS, OR ACCESS TO SPECIAL EVENTS.

COMMENTS

This Rule is intended to permit the acceptance of only proper types of customary and limited business amenities.

A PanAgora Employee may not, under any circumstances, accept anything that could create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a reward or inducement for conducting PanAgora business either with the person providing the gift or his employer.

For rules governing the giving of gifts by PanAgora employees, please refer to the following PanAgora policies: Conflicts of Interest, ERISA General Requirements, Global Corruption and Anti-bribery and Pay-to-Play.

IMPLEMENTATION

     A. GIFTS. An Employee may not accept small gifts with an aggregate value of more than $100 in any year from any one source, i.e., individual, entity or firm. Any PanAgora Employee who is offered or receives an item exceeding $100 in value is prohibited by this Rule and must report the details to the Code of Ethics Officer and surrender or return the gift. Any entertainment event provided to an Employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit.

          (i) Any employee who is offered or receives a gift exceeding $100 in value must immediately report the item to the Chief Compliance Officer or his designee for return and record keeping. Any employee who receives a gift below the $100 threshold must report the item in the PTA system as soon as practicable, but no later than 20 calendar days following receipt; provided, however, that no reporting is required for de minimus gifts below $10 in value. Compliance will monitor these events to ensure that the employee is not in receipt of gifts that in total exceed the $100 threshold from a single source in a year.

B. ENTERTAINMENT. PanAgora's rules are designed to permit reasonable, ordinary business entertainment, but prohibit any events, which may be perceived as extravagant or involving lavish expenditures.

1. OCCASIONAL lunches, dinners, cocktail parties, or comparable gatherings CONDUCTED FOR BUSINESS PURPOSES are permitted.

For example, occasional attendance at group functions sponsored by sell side firms is permitted where the function relates to investments or other business activity. Occasional attendance at these functions is not required to be counted against the limits described in paragraph (B)(2) below.

2. Other entertainment events, such as, sporting events, theater, movies, concerts, or other forms of entertainment CONDUCTED FOR BUSINESS PURPOSES, are permitted only under the following conditions:

     (i)   The host must be present for the event.

     (ii) The location of the event must be in the metropolitan area in which the office of the Employee is located.

     (iii) Spouses or other Immediate Family Members of the Employee may not attend the entertainment event or any meals before or after the entertainment event, except that the Code of Ethics Officer may on an ad hoc basis permit an Employee's spouse or other Immediate Family Members to attend, with the Employee, the event or any meals before or after the event, provided that the event is geared to families or couples and the Code of Ethics Officer reports such events to the Code of Ethics Oversight Committee.

     (iv) The value of the entertainment event provided to the Employee may not exceed $250, not including the value of any meals that may be provided to the Employee before or after the event.

           Acceptance of entertainment events having a market value materially exceeding the face value of the entertainment including, for example, attendance at sporting event playoff games, is prohibited. This prohibition applies even if the face value of tickets to the events is $250 or less or when the PanAgora Employee offers to pay for the tickets. If there is any ambiguity about whether to accept an entertainment event in these circumstances, please consult the Code of Ethics Officer.

     (v)   The Employee may not accept entertainment events under this provision
           (B)(2) more than six times a year and not more than two times in any year from any single source.

     (vi) The Code of Ethics Officer may grant exceptions to these rules. For example, it may be appropriate for an Employee attending a legitimate conference in a location away from the office to attend a business entertainment event in that location. All exceptions must be approved in advance by written request to the Code of Ethics Officer.

3. Any Employee attending any gatherings or entertainment event under (B)(1) or
(B)(2) above must disclose a meal or entertainment in the PTA system within 20 business days of the event. Failure to report will be treated as a violation of the Code.

PLANNED ABSENCES, I.E., VACATIONS, LEAVE OR BUSINESS TRIPS ARE NOT VALID EXCUSES FOR PROVIDING LATE REPORTS. FAILURE TO MEET THE DEADLINE VIOLATES THE CODE'S RULES. LATE FILERS MAY BE SUBJECT TO MONETARY FINES.

4. Meals and entertainment that are part of the regular program at an investment conference (i.e., open to all participants) are not subject to the limits of this section (B)(2) above. Meals that are part of a meeting and/or a conference do not require reporting. An Employee is required to disclose a meal outside of a business meeting or conference setting within 20 days in the PTA system.

C. AMONG THE ITEMS THAT ARE PROHIBITED ARE:

1. Any entertainment event attendance, which would reflect badly on PanAgora as a firm of the highest fiduciary and ethical standards. For example, events involving adult entertainment or gambling must be avoided.

2. Entertainment involving travel away from the metropolitan area in which the Employee is located. If, in the event an exception is granted as contemplated by (B)(2)(vi) above, payment by a third party of the cost of transportation to a location outside the Employee's metropolitan area, lodging while in another location, and any meals not specifically approved by the Code of Ethics Officer, are prohibited;

3. Personal loans to a PanAgora Employee on terms more favorable than those generally available for others with comparable credit standing and collateral; and

4. Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a PanAgora Employee.

D. As with any of the provisions of the Code, a sincere belief by the Employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an Employee who is in doubt concerning the propriety of any gift or favor should seek a prior written determination from the Code of Ethics Officer, as provided in number 3 of
Section VII.

E. No PanAgora Employee may solicit any gift or entertainment from any person, even if the gift or entertainment, if unsolicited, would be permitted.

F. The Rule does not prohibit Employees on business travel from using local transportation and arrangements customarily supplied by brokers or similar entities. For example, it is customary for brokers in developing markets to make local transportation arrangements. These arrangements are permitted so long as the expense of lodging and air travel are paid by PanAgora.

RULE 4: ANTI-BRIBERY/KICKBACK POLICY

NO PANAGORA EMPLOYEE SHALL PAY, OFFER, OR COMMIT TO PAY ANY AMOUNT OF CONSIDERATION WHICH MIGHT BE OR APPEAR TO BE A BRIBE OR KICKBACK IN CONNECTION WITH PANAGORA'S BUSINESS.

EXCEPTIONS

None.

COMMENT

Although the rule does not specifically address political contributions (which are described in Rule 5 below), PanAgora Employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No PanAgora Employee should offer or agree to make any political contributions (including political dinners and similar fundraisers) on behalf of PanAgora, and no Employee will be reimbursed by PanAgora for such contributions made by the Employee personally.

RULE 5: POLITICAL ACTIVITIES, CONTRIBUTIONS/SOLICITATIONS AND LOBBYING POLICY

A. CORPORATE CONTRIBUTIONS. POLITICAL ACTIVITIES OF CORPORATIONS SUCH AS PANAGORA ARE HIGHLY REGULATED, AND CORPORATE POLITICAL CONTRIBUTIONS ARE PROHIBITED. NO CORPORATE ASSETS, FUNDS, FACILITIES, OR PERSONNEL MAY BE USED TO BENEFIT ANY CANDIDATE, CAMPAIGN, POLITICAL PARTY, OR POLITICAL COMMITTEE, INCLUDING CONTRIBUTIONS MADE IN CONNECTION WITH FUNDRAISERS.

1. If Employees anticipate that any corporate funds or assets (such as corporate facilities or personnel) may be used in connection with any political volunteer activity, they must obtain pre-approval from the Chief Compliance Officer.

2. Employees should not seek or approve reimbursement from PanAgora for any political contribution expenses.

B. PERSONAL CONTRIBUTIONS. EMPLOYEES HAVE THE RIGHT TO MAKE PERSONAL CONTRIBUTIONS. HOWEVER, IF EMPLOYEES CHOOSE TO PARTICIPATE IN THE POLITICAL PROCESS, THEY MUST DO SO AS INDIVIDUALS, NOT AS REPRESENTATIVES OF PANAGORA.

In certain limited circumstances, individual contributions may raise issues under applicable laws regulating political contributions to public officials, or candidates for official positions, who could be in a position to hire PanAgora. As a result, the following rule applies to individual contributions by Employees.

Prior to making any political contribution, Employees must pre-clear the proposed contribution with the Chief Compliance Officer.

The Chief Compliance Officer will consider a number of factors prior to approving a contribution. These factors are to include:

-If PanAgora has a current or proposed business relationship with such public official or whether the public official may influence the awarding or maintaining of a business relationship with PanAgora;

-The impact on PanAgora for future business prospects; and

-Whether the Employee is entitled to vote for the candidate or elected official (if the contribution is for an individual).

C. GOVERNMENT OFFICIAL. EMPLOYEES MUST OBTAIN PRE-APPROVAL FROM THE CODE OF ETHICS OFFICER PRIOR TO PROVIDING ANY GIFT (INCLUDING MEALS, ENTERTAINMENT, TRANSPORTATION OR LODGING) TO ANY GOVERNMENT OFFICIAL OR EMPLOYEE.

D. LOBBYING. FEDERAL AND STATE LAW IMPOSES LIMITS AND REGISTRATION REQUIREMENTS ON EFFORTS BY INDIVIDUALS AND COMPANIES TO INFLUENCE THE PASSAGE OF LEGISLATION OR TO OBTAIN BUSINESS FROM GOVERNMENTS. ACCORDINGLY, PANAGORA EMPLOYEES SHOULD NOT ENGAGE IN ANY LOBBYING ACTIVITIES WITHOUT APPROVAL FROM PANAGORA'S CHIEF COMPLIANCE OFFICER. LOBBYING DOES NOT INCLUDE SOLICITATION OF INVESTMENT MANAGEMENT BUSINESS THROUGH THE ORDINARY COURSE OF BUSINESS, SUCH AS RESPONDING TO A REQUEST FOR PROPOSALS (RFPS).

EXCEPTIONS

None.

COMMENTS

This rule prohibits solicitation on personal letterhead by PanAgora Employees except as pre-approved by the Code of Ethics Officer.

RULE 6: CONFIDENTIALITY OF PANAGORA BUSINESS INFORMATION

NO UNAUTHORIZED DISCLOSURE MAY BE MADE BY ANY EMPLOYEE OR FORMER EMPLOYEE OF ANY TRADE SECRETS OR PROPRIETARY INFORMATION OF PANAGORA OR OF ANY CONFIDENTIAL INFORMATION. NO INFORMATION REGARDING ANY PANAGORA CLIENT PORTFOLIO, ACTUAL OR PROPOSED SECURITIES TRADING ACTIVITIES OF ANY PANAGORA CLIENT, OR PANAGORA RESEARCH SHALL BE DISCLOSED OUTSIDE THE PANAGORA ORGANIZATION UNLESS DOING SO HAS A VALID BUSINESS PURPOSE AND IS IN ACCORD WITH ANY RELEVANT PROCEDURES ESTABLISHED BY PANAGORA RELATING TO SUCH DISCLOSURES.

COMMENT

All information about PanAgora and PanAgora Clients is strictly confidential. PanAgora research information should not be disclosed without proper approval and never for personal gain.

RULE 7: ROLES WITH OTHER ENTITIES

NO PANAGORA EMPLOYEE SHALL SERVE AS OFFICER, EMPLOYEE, CONSULTANT, DIRECTOR, TRUSTEE, OR GENERAL PARTNER OF A CORPORATION OR ENTITY OTHER THAN PANAGORA, WITHOUT PRIOR APPROVAL OF THE CODE OF ETHICS OFFICER. REQUESTS FOR A ROLE AT A PUBLICLY-TRADED COMPANY WILL BE CLOSELY REVIEWED AND PERMISSION WILL BE GRANTED ON AN AD-HOC BASIS. SEE ALSO SECTION IV.

IMPLEMENTATION

A. Outside Business Affiliations. All Employees must provide a written request seeking approval from the Code of Ethics Officer if they wish to serve as an employee, consultant, officer, director, trustee or general partner of a corporation or entity other than PanAgora. The details of the outside business affiliation must be disclosed in PTA. A determination will be sent via email.

B. Upon hire, all Employees who also hold an outside position must complete an Outside Business Affiliation Disclosure in PTA.

EXCEPTION

CHARITABLE OR NON-PROFIT EXCEPTION. This Rule shall not prevent any PanAgora Employee from serving as officer, director, or trustee of a charitable or not-for-profit institution, provided that the Employee abides by the Code and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code do not apply to the trading activities of such charitable or not-for-profit institutions for which an Employee serves as an officer, director, or trustee unless the Employee is responsible for day-to-day portfolio management of the account.

COMMENTS

o This Rule is designed to ensure that PanAgora cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or Employees as director or trustee.

o Positions with public companies are especially problematic and will normally not be approved.

o Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) which require prudent investment. To the extent that a PanAgora Employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.

RULE 8: ROLE AS TRUSTEE OR FIDUCIARY OUTSIDE PANAGORA

NO PANAGORA EMPLOYEE SHALL SERVE AS A TRUSTEE, EXECUTOR, CUSTODIAN, ANY OTHER FIDUCIARY, OR AS AN INVESTMENT ADVISOR OR COUNSELOR FOR ANY ACCOUNT OUTSIDE PANAGORA.

EXCEPTIONS

A. CHARITABLE OR RELIGIOUS EXCEPTION. This Rule shall not prevent any PanAgora Employee from serving as fiduciary with respect to a religious or charitable trust or foundation, so long as the Employee abides by the spirit of the Code and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code do not apply to the trading activities of such a religious or charitable trust or foundation unless the Employee is responsible for day-to-day portfolio management of the account.

B. FAMILY TRUST OR ESTATE EXCEPTION. This Rule shall not prevent any PanAgora Employee from serving as fiduciary with respect to a family trust or estate, so long as the Employee abides by all of the Rules of the Code with respect to any investment activity over which he has any discretion.

COMMENT

The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, PanAgora Employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code and the Policy Statements.

RULE 9: INVESTMENT CLUBS

NO PANAGORA EMPLOYEE MAY BE A MEMBER OF ANY INVESTMENT CLUB.

EXCEPTIONS

None.

COMMENT

This Rule guards against the danger that a PanAgora Employee may be in violation of the Code and the Policy Statements by virtue of his Personal Securities Transactions in or through an entity that is not bound by the restrictions imposed by the Code and the Policy Statements. Please note that this restriction also applies to the spouse of a PanAgora Employee and any other Immediate Family Members of a PanAgora Employee, as their transactions are covered by the Code.

RULE 10: BUSINESS NEGOTIATIONS FOR PANAGORA

NO PANAGORA EMPLOYEE MAY BECOME INVOLVED IN A PERSONAL CAPACITY IN CONSULTATIONS OR NEGOTIATIONS FOR CORPORATE FINANCING, ACQUISITIONS, OR OTHER TRANSACTIONS FOR OUTSIDE COMPANIES (WHETHER OR NOT HELD BY ANY PANAGORA CLIENT), NOR NEGOTIATE NOR ACCEPT A FEE IN CONNECTION WITH THESE ACTIVITIES WITHOUT OBTAINING THE PRIOR WRITTEN PERMISSION OF THE CHIEF EXECUTIVE OFFICER OF PANAGORA.

EXCEPTIONS

None.

RULE 11: ACCURATE RECORDS

NO EMPLOYEE MAY CREATE, ALTER OR DESTROY (OR PARTICIPATE IN THE CREATION, ALTERATION OR DESTRUCTION OF) ANY RECORD THAT IS INTENDED TO MISLEAD ANYONE OR TO CONCEAL ANYTHING THAT IS, OR IS REASONABLY BELIEVED TO BE, IMPROPER. IN ADDITION, ALL EMPLOYEES RESPONSIBLE FOR THE PREPARATION, FILING, OR DISTRIBUTION OF ANY REGULATORY FILINGS OR PUBLIC COMMUNICATIONS MUST ENSURE THAT SUCH FILINGS OR COMMUNICATIONS ARE TIMELY, COMPLETE, FAIR, ACCURATE, AND UNDERSTANDABLE.

EXCEPTIONS

None.

COMMENTS

o In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.

o All financial books and records must be prepared and maintained in accordance with Generally Accepted Accounting Principles and PanAgora's existing recordkeeping and accounting controls, to the extent applicable.

RULE 12: IMMEDIATE FAMILY MEMBERS' CONFLICT POLICY

NO EMPLOYEE OR IMMEDIATE FAMILY MEMBER OF AN EMPLOYEE SHALL HAVE ANY DIRECT OR INDIRECT PERSONAL FINANCIAL INTERESTS IN COMPANIES THAT DO BUSINESS WITH PANAGORA, UNLESS SUCH INTEREST IS DISCLOSED TO AND APPROVED BY THE CODE OF ETHICS OFFICER.

Investment holdings in public companies which are not material to the Employee are excluded from this prohibition. The Code also provides more detailed supplemental rules to address potential conflicts of interests which may arise if Immediate Family Members of Employees are closely involved in doing business with PanAgora.

CORPORATE PURCHASE OF GOODS AND SERVICES

PANAGORA WILL NOT ACQUIRE GOODS AND SERVICES FROM ANY FIRM IN WHICH AN IMMEDIATE FAMILY MEMBER OF AN EMPLOYEE SERVES AS THE SALES REPRESENTATIVE IN A SENIOR MANAGEMENT CAPACITY OR HAS AN OWNERSHIP INTEREST IN THE SUPPLIER FIRM (EXCLUDING NORMAL INVESTMENT HOLDINGS IN PUBLIC COMPANIES) WITHOUT PERMISSION FROM THE CODE

OF ETHICS OFFICER. ANY EMPLOYEE WHO IS AWARE OF A PROPOSAL TO PURCHASE GOODS AND SERVICES FROM A FIRM AT WHICH AN IMMEDIATE FAMILY MEMBER OF THE EMPLOYEE MEETS ONE OF THE PREVIOUSLY MENTIONED CONDITIONS MUST NOTIFY THE CODE OF ETHICS OFFICER.

PORTFOLIO TRADING

PANAGORA WILL NOT ALLOCATE ANY TRADES FOR A PORTFOLIO TO ANY FIRM THAT EMPLOYS AN IMMEDIATE FAMILY MEMBER OF AN EMPLOYEE AS A SALES REPRESENTATIVE TO PANAGORA (IN A PRIMARY, SECONDARY OR BACK UP ROLE).

RULE 13: NON-PANAGORA AFFILIATES

WITH RESPECT TO ANY NON-PANAGORA AFFILIATE, NO EMPLOYEE SHALL:

(a) Directly or indirectly seek to influence the purchase, retention, or disposition of, or exercise of voting consent, approval or similar rights with respect to, any portfolio Security in any account or fund advised by the Non-PanAgora Affiliate and not by PanAgora;

(b) Transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval, or similar rights with respect to, any portfolio Security held in a PanAgora or Non-PanAgora Affiliate client account to any personnel of the Non-PanAgora Affiliate;

(c) Transmit any trade secrets, proprietary information, or confidential information of PanAgora to the Non-PanAgora Affiliate unless doing so has a valid business purpose and is in accord with any relevant procedures established by PanAgora relating to such disclosures;

(d) Use confidential information or trade secrets of the Non-PanAgora Affiliate for the benefit of the Employee, PanAgora, or any other Non-PanAgora Affiliate; or

(e) Breach any duty of loyalty to the Non-PanAgora Affiliate derived from the Employee's service as a director or officer of the Non-PanAgora Affiliate.

COMMENTS

o Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of PanAgora Clients and clients of the Non-PanAgora Affiliate need not be aggregated for purposes of determining beneficial ownership under
Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both PanAgora and a Non-PanAgora Affiliate should take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a PanAgora Employee who serves as a director or officer of the Non-PanAgora Affiliate from seeking to influence the modification or termination of a particular investment product or strategy in a manner that is not directed at any specific securities. Sections
(a) and (b) do not apply when a PanAgora affiliate serves as an advisor or sub-advisor to the Non-PanAgora Affiliate or one of its products, in which case normal PanAgora aggregation rules apply.

o As a separate entity, any Non-PanAgora Affiliate may have trade secrets or confidential information that it would not choose to share with PanAgora. This choice must be respected.

o When PanAgora Employees serve as directors or officers of a Non-PanAgora Affiliate, they are subject to common law duties of loyalty to the Non-PanAgora Affiliate, despite their PanAgora employment. In general, this means that when performing their duties as Non-PanAgora Affiliate directors or officers, they must act in the best interest of the Non-PanAgora Affiliate and its shareholders. PanAgora's Compliance Department will assist any PanAgora Employee who is a director or officer of a Non-PanAgora Affiliate and has questions about the scope of his or her responsibilities to the Non-PanAgora Affiliate.

o Entities that are currently Non-PanAgora Affiliates within the scope of this Rule are: Nissay Asset Management Co., Ltd., L.P., and Putnam.

o Putnam and PanAgora also maintain an information barrier between the investment professionals of each organization regarding investment and trading information.

RULE 14: COMPUTER AND NETWORK USE POLICIES

NO EMPLOYEE SHALL USE COMPUTER HARDWARE, SOFTWARE, DATA, INTERNET, ELECTRONIC MAIL, VOICE MAIL, ELECTRONIC MESSAGING (E-MAIL OR CC: MAIL), OR TELEPHONE COMMUNICATIONS SYSTEMS IN A MANNER THAT IS INCONSISTENT WITH THEIR USE AS SET FORTH IN POLICY STATEMENTS GOVERNING THEIR USE THAT ARE ADOPTED FROM TIME TO TIME BY PANAGORA. NO EMPLOYEE SHALL INTRODUCE A COMPUTER VIRUS OR COMPUTER CODE THAT MAY RESULT IN DAMAGE TO PANAGORA'S INFORMATION OR COMPUTER SYSTEMS.

COMMENT

PanAgora's policy statements relating to these matters are contained in the Computer and Network Use Policy section of the Employee Handbook.

EXCEPTIONS

None.

RULE 15: CFA INSTITUTE CODE OF ETHICS

ALL EMPLOYEES MUST FOLLOW AND ABIDE BY THE SPIRIT OF THE CODE OF ETHICS AND THE STANDARDS OF PROFESSIONAL CONDUCT OF THE CFA INSTITUTE. THE TEXTS OF THE CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT ARE SET FORTH IN EXHIBIT D.

EXCEPTIONS

None.

RULE 16: PRIVACY POLICY

EXCEPT AS PROVIDED BELOW, NO EMPLOYEE MAY DISCLOSE TO ANY OUTSIDE ORGANIZATION OR PERSON ANY NONPUBLIC PERSONAL INFORMATION ABOUT ANY INDIVIDUAL WHO IS A CURRENT OR FORMER SHAREHOLDER OF ANY PANAGORA RETAIL OR INSTITUTIONAL FUND, OR CURRENT OR FORMER CLIENT OF PANAGORA. ALL EMPLOYEES SHALL FOLLOW THE SECURITY PROCEDURES AS ESTABLISHED FROM TIME TO TIME BY A PANAGORA COMPANY TO PROTECT THE CONFIDENTIALITY OF ALL CLIENT ACCOUNT INFORMATION.

EXCEPT AS PANAGORA'S COMPLIANCE DEPARTMENT MAY EXPRESSLY AUTHORIZE, NO
EMPLOYEE SHALL COLLECT ANY NONPUBLIC PERSONAL INFORMATION ABOUT A PROSPECTIVE OR CURRENT CLIENT OF PANAGORA OR PROSPECTIVE OR CURRENT CLIENT OF A PANAGORA COMPANY, OTHER THAN THROUGH AN ACCOUNT APPLICATION (OR CORRESPONDING INFORMATION PROVIDED BY THE CLIENT'S FINANCIAL REPRESENTATIVE) OR IN CONNECTION WITH EXECUTING CLIENT TRANSACTIONS, NOR SHALL ANY INFORMATION BE COLLECTED OTHER THAN THE FOLLOWING: NAME, ADDRESS, TELEPHONE NUMBER, SOCIAL SECURITY NUMBER, AND INVESTMENT, BROKER, AND TRANSACTION INFORMATION.

EXCEPTIONS

A. PANAGORA EMPLOYEES. Nonpublic personal information may be disclosed to PanAgora Employees in connection with processing transactions or maintaining accounts for shareholders of a PanAgora fund and clients of a PanAgora company, to the extent that access to such information is necessary to the performance of that Employee's job functions.

B. CLIENT CONSENT EXCEPTION. Nonpublic personal information about a client's account may be provided to a non-PanAgora organization at the specific request of the client or with the client's prior written consent.

C. BROKER OR ADVISOR EXCEPTION. Nonpublic personal information about a client's account may be provided to the client's broker of record.

D. THIRD-PARTY SERVICE PROVIDER EXCEPTION. Nonpublic personal information may be disclosed to a service provider that is not affiliated with a PanAgora fund or PanAgora company only when such disclosure is necessary for the service provider to perform the specific services contracted for, and only: (a) if the service provider executes PanAgora's standard confidentiality agreement; or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Compliance Department. Examples of such service providers include proxy solicitors and proxy vote tabulators, mail services, providers of other administrative services, and Information Services Division consultants who have access to nonpublic personal information.

COMMENTS

o Nonpublic personal information is any information that personally identifies a PanAgora Client and is not derived from publicly available sources. This privacy policy applies to clients who are individuals, not institutions. However, as a general matter, all information that we receive about a PanAgora Client shall be treated as confidential. No Employee may sell or otherwise provide client lists or any other information relating to a client to any marketing organization.

o All PanAgora Employees with access to client account information must follow PanAgora's Security procedures designed to safeguard that information from unauthorized use.

o Any questions regarding this privacy policy should be directed to PanAgora's Compliance Department. A violation of this policy may be subject to the sanctions imposed for violations of the Code.

o Employees must report any violation of this policy or any possible breach of the confidentiality of client information (whether intentional or accidental) to the director in charge of the Employee's business unit. Directors who are notified of such a violation or possible breach must immediately report it in writing to PanAgora's Chief Compliance Officer and, in the event of a breach of computerized data, PanAgora's Director of Technology.

RULE 17: ANTI-MONEY LAUNDERING POLICY

NO EMPLOYEE MAY ENGAGE IN ANY MONEY LAUNDERING ACTIVITY OR FACILITATE ANY MONEY-LAUNDERING ACTIVITY THROUGH THE USE OF ANY PANAGORA ACCOUNT OR CLIENT ACCOUNT. ANY SITUATIONS GIVING RISE TO A SUSPICION THAT ATTEMPTED MONEY LAUNDERING MAY BE OCCURRING IN ANY ACCOUNT MUST BE REPORTED IMMEDIATELY TO THE DIRECTOR IN CHARGE OF THE EMPLOYEE'S BUSINESS UNIT. DIRECTORS WHO ARE NOTIFIED OF SUCH A SUSPICION OF MONEY LAUNDERING ACTIVITY MUST IMMEDIATELY REPORT IT IN WRITING TO PANAGORA'S CHIEF COMPLIANCE OFFICER AND CHIEF FINANCIAL OFFICER.

RULE 18: RECORD RETENTION

ALL EMPLOYEES MUST COMPLY WITH THE RECORD RETENTION REQUIREMENTS APPLICABLE TO THE BUSINESS UNIT. EMPLOYEES SHOULD CHECK WITH THEIR MANAGERS OR THE CHIEF COMPLIANCE OFFICER TO DETERMINE WHAT RECORD RETENTION REQUIREMENTS APPLY TO THEIR BUSINESS UNIT.

SECTION IV: REPORTING REQUIREMENTS FOR ALL EMPLOYEES

REPORTING OF PERSONAL SECURITIES TRANSACTIONS

RULE 1: BROKER CONFIRMATIONS AND STATEMENTS

EACH PANAGORA EMPLOYEE SHALL ENSURE THAT COPIES OF ALL CONFIRMATIONS FOR SECURITIES TRANSACTIONS FOR HIS PERSONAL BROKERAGE ACCOUNTS AND BROKERAGE ACCOUNT STATEMENTS ARE SENT TO THE PANAGORA COMPLIANCE DEPARTMENT (CODE OF ETHICS ADMINISTRATOR). (FOR THE PURPOSE OF THIS RULE, SECURITIES SHALL ALSO INCLUDE ETFS, FUTURES, BROAD-BASED CLOSED-END FUNDS, ETNS AND OTHER DERIVATIVES ON BROAD-BASED MARKET INDEXES EXCLUDED FROM THE PRE-CLEARANCE REQUIREMENT.) STATEMENTS AND CONFIRMATIONS ARE REQUIRED FOR U.S. MUTUAL FUNDS SUB-ADVISED BY PANAGORA.

PANAGORA EMPLOYEES MUST DISCLOSE THEIR PERSONAL BROKERAGE ACCOUNTS IN THE PTA SYSTEM AND COMPLETE ALL REQUIRED INFORMATION WHICH WILL FACILITATE THE INSTRUCTIONS TO THE BROKER.

EXCEPTION

None.

IMPLEMENTATION

A. PanAgora Employees must instruct their broker-dealers to send duplicate statements and confirmations with respect to their Personal Brokerage Accounts to PanAgora and must follow up with the broker-dealer on a reasonable basis to ensure that the instructions are being followed. For brokerage accounts, PANAGORA EMPLOYEES SHOULD CONTACT THE CODE OF ETHICS ADMINISTRATOR TO OBTAIN A LETTER FROM PANAGORA AUTHORIZING THE SETTING UP OF A PERSONAL BROKERAGE ACCOUNT. NOTE: IF AN EMPLOYEE HAS ACCURATELY REPORTED HIS ACCOUNTS IN THE PTA, AND INFORMED COMPLIANCE OF OPENING ANY NEW ACCOUNTS, THE CODE OF ETHICS ADMINISTRATOR OR ITS DELEGATE WILL MANAGE THE DUPLICATE STATEMENT AND CONFIRMATION PROCESS WITH NO FURTHER ACTION NEEDED FROM THE EMPLOYEE.

B. Statements and confirmations should be submitted to the Code of Ethics Administrator.

C. Failure of a broker-dealer to comply with the instructions of a PanAgora Employee to send confirmations shall be a violation by the PanAgora Employee of this Rule. Similarly, failure by an Employee to report the existence of a Personal Brokerage Account (and, if the account is opened after joining PanAgora, failure to obtain proper authorization to establish the account) shall be a violation of this Rule.

D. Statements and confirmations must also be sent for Immediate Family Members of an Employee, including statements received with respect to such Immediate Family Member's 401(k) plan at another employer.

COMMENTS

o Transactions for Personal Brokerage Accounts are defined broadly to include more than transactions in accounts under an Employee's own name. See Definitions.

o Statements and confirmations are required for all Personal Securities Transactions, whether or not exempted or excepted by this Code.

o To the extent that a PanAgora Employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the Employee has received a prior written exception from the Code of Ethics Officer.

RULE 2: ACCESS PERSONS -- QUARTERLY TRANSACTION REPORT

EVERY ACCESS PERSON SHALL FILE A QUARTERLY REPORT, WITHIN FIFTEEN CALENDAR DAYS OF THE END OF EACH QUARTER, RECORDING ALL PURCHASES AND SALES OF ANY SECURITIES IN THE ACCESS PERSON'S PERSONAL SECURITIES ACCOUNTS AS DEFINED IN THE DEFINITIONS. (FOR THE PURPOSE OF THIS RULE, REPORTABLE "SECURITIES" ALSO INCLUDES ETFS, BROAD-BASED CLOSED-END FUNDS, ETNS, FUTURES, AND ANY OPTION ON A SECURITY OR SECURITIES INDEX, INCLUDING BROAD-BASED MARKET INDEXES EXCLUDED FROM THE PRE-CLEARANCE REQUIREMENT AND ALSO INCLUDES TRANSACTIONS IN U.S. MUTUAL FUNDS SUB-ADVISED BY PANAGORA.)

EACH REPORT MUST CONTAIN, AT A MINIMUM, THE FOLLOWING INFORMATION ABOUT EACH TRANSACTION INVOLVING A REPORTABLE SECURITY, IN WHICH THE ACCESS PERSON HAD OR AS A RESULT OF THE TRANSACTION ACQUIRED, ANY DIRECT OR INDIRECT BENEFICIAL
OWNERSHIP: (I) THE TITLE AND TYPE OF SECURITY, AND AS APPLICABLE THE EXCHANGE TICKER SYMBOL OR CUSIP NUMBER, INTEREST RATE AND MATURITY DATE, NUMBER OF SHARES, AND PRINCIPAL AMOUNT OF EACH REPORTABLE SECURITY INVOLVED; (II) THE NATURE OF THE TRANSACTION (I.E. PURCHASE, SALE OR ANY OTHER TYPE OF ACQUISITION OR DISPOSITION); (III) THE PRICE OF THE SECURITY AT WHICH THE TRANSACTION WAS EFFECTED; (IV) THE NAME OF THE BROKER, DEALER OR BANK OR THROUGH WHICH THE TRANSACTION WAS EFFECTED; AND (V) THE DATE THE ACCESS PERSON SUBMITS THE REPORT.

EXCEPTIONS

None.

IMPLEMENTATION

All Employees required to file such a report will receive by e-mail a notice to complete the appropriate certifications through PTA. The report shall contain a representation that employees have complied fully with all provisions of the Code of Ethics.

The date for each transaction required to be disclosed in the quarterly report is the TRADE DATE for the transaction, not the settlement date.

Planned absences, i.e., vacations, leaves (other than certain medical leaves), or business trips, are not valid excuses for providing late reports. Failure to meet the deadline violates the Code's rules and sanctions may be imposed.

COMMENTS

o If the requirement to file a quarterly report applies to you and you fail to report within the required 15-day period, SALARY INCREASES AND BONUSES MAY BE REDUCED IN ACCORDANCE WITH GUIDELINES STATED IN THE FORM. It is the responsibility of the Employee to request an early report if he has knowledge of a planned absence, i.e., vacation or business trip.

REPORTING OF PERSONAL SECURITIES HOLDINGS

RULE 3: ACCESS PERSONS -- INITIAL/ANNUAL HOLDINGS REPORT

ACCESS PERSONS MUST DISCLOSE ALL PERSONAL SECURITIES HOLDINGS, INCLUDING ALL HOLDINGS IN PERSONAL BROKERAGE ACCOUNTS, TO THE CODE OF ETHICS OFFICER UPON COMMENCEMENT OF EMPLOYMENT WITHIN TEN CALENDAR DAYS OF HIRE AND THEREAFTER ON AN ANNUAL BASIS. THIS REQUIREMENT IS MANDATED BY SEC REGULATIONS AND IS DESIGNED TO FACILITATE THE MONITORING OF PERSONAL SECURITIES TRANSACTIONS. THE CODE OF ETHICS ADMINISTRATOR WILL PROVIDE ACCESS PERSONS WITH INSTRUCTIONS REGARDING THE SUBMISSION AND CERTIFICATION OF THESE REPORTS IN PTA.

EACH REPORT MUST CONTAIN, AT A MINIMUM: (I) THE TITLE AND TYPE OF SECURITY, AND AS APPLICABLE THE EXCHANGE TICKER SYMBOL OR CUSIP NUMBER, NUMBER OF SHARES, AND PRINCIPAL AMOUNT OF EACH REPORTABLE SECURITY IN WHICH THE ACCESS PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP; (II) THE NAME OF ANY BROKER, DEALER OR BANK WITH WHICH THE ACCESS PERSON MAINTAINS AN ACCOUNT IN WHICH ANY SECURITY ARE HELD FOR THE ACCESS PERSON'S DIRECT OR INDIRECT BENEFIT; AND (III) THE DATE THE ACCESS PERSON SUBMITS THE REPORT.

RULE 4: CERTIFICATIONS

ALL EMPLOYEES ARE REQUIRED TO SUBMIT A CERTIFICATION IN PTA ANNUALLY ATTESTING TO COMPLIANCE WITH ALL OF THE CONDITIONS OF THE CODE.

RULE 5: OUTSIDE BUSINESS AFFILIATION

THE DETAILS OF AN OUTSIDE BUSINESS AFFILIATION MUST BE DISCLOSED IN PTA UNDER CERTIFICATIONS/DISCLOSURES/OUTSIDE BUSINESS AFFILIATIONS (SEE SECTION III, RULE
7).

OUTSIDE EMPLOYMENT

It is understood that any employment outside of the Company must not impair an employee's job performance and attendance. Outside employment should neither reveal nor depend upon confidential information regarding the Company or those with whom the Company does business, and under no circumstances should this employment include work that could be deemed in conflict of interest with the Company's business. Outside employment should not unfavorably affect the Company's reputation in the community.

ANY EMPLOYEE WHO IS INTERESTED IN PURSUING OUTSIDE EMPLOYMENT MUST OBTAIN WRITTEN APPROVAL FROM HIS OR HER MANAGER AND THE COMPLIANCE OFFICER PRIOR TO ACCEPTING ANY SUCH POSITION

RULE 6: REPORTING OF IRREGULAR ACTIVITY

IF A PANAGORA EMPLOYEE SUSPECTS THAT FRAUDULENT, ILLEGAL, OR OTHER IRREGULAR ACTIVITY (INCLUDING VIOLATIONS OF THE CODE) MIGHT BE OCCURRING AT PANAGORA, THE ACTIVITY SHOULD BE REPORTED IMMEDIATELY TO THE MANAGING DIRECTOR IN CHARGE OF THAT EMPLOYEE'S BUSINESS UNIT. MANAGING DIRECTORS WHO ARE NOTIFIED OF ANY SUCH ACTIVITY MUST IMMEDIATELY REPORT IT IN WRITING TO PANAGORA'S CHIEF COMPLIANCE OFFICER.

AN EMPLOYEE WHO DOES NOT FEEL COMFORTABLE REPORTING THIS ACTIVITY TO THE RELEVANT DIRECTOR MAY INSTEAD CONTACT THE CHIEF COMPLIANCE OFFICER, THE ETHICS HOTLINE AT 1-888-475-4210, OR OMBUDSMAN.

RULE 7: OMBUDSMAN

PANAGORA HAS ACCESS TO A FORMAL OFFICE OF THE OMBUDSMAN AS AN ADDITIONAL MECHANISM FOR AN EMPLOYEE TO REPORT AN IMPROPRIETY OR CONDUCT THAT IS NOT IN LINE WITH THE COMPANY'S VALUE SYSTEM. THE OMBUDSMAN IS A PERSON WHO IS AUTHORIZED TO RECEIVE COMPLAINTS OR QUESTIONS CONFIDENTIALLY ABOUT ALLEGED ACTS, OMISSIONS, IMPROPRIETIES, AND BROADER SYSTEMIC PROBLEMS WITHIN THE ORGANIZATION. THE OMBUDSMAN IS AVAILABLE ON AN ANONYMOUS BASIS BY CALLING 1-866-OMBUDS7 (866-662-8377) OR BY CALLING 1-617-760-8897.

SECTION V: EDUCATION REQUIREMENTS

Every PanAgora Employee has an obligation to fully understand the requirements of the Code. The Rules set forth below are designed to enhance this understanding.

RULE 1: DISTRIBUTION OF CODE

A COPY OF THE CODE WILL BE DISTRIBUTED TO EVERY PANAGORA EMPLOYEE PERIODICALLY. ALL ACCESS PERSONS WILL BE REQUIRED TO CERTIFY ANNUALLY THAT THEY HAVE READ, UNDERSTOOD, AND WILL COMPLY WITH THE PROVISIONS OF THE CODE, INCLUDING THE CODE'S
POLICY STATEMENT CONCERNING INSIDER TRADING PROHIBITIONS.

RULE 2: ANNUAL TRAINING REQUIREMENT

EVERY EMPLOYEE WILL ANNUALLY BE REQUIRED TO COMPLETE TRAINING ON THE CODE.

SECTION VI: COMPLIANCE AND APPEAL PROCEDURES

A. RESTRICTED LIST

No Employee may engage in a Personal Securities Transaction without prior clearance.

B. CONSULTATION OF RESTRICTED LIST

It is the responsibility of each Employee to pre-clear through PTA or consult with the Code of Ethics Administrator prior to engaging in a Personal Securities Transaction, to determine if the Security he proposes to trade is on the Restricted List and, if so, whether it is subject to the Large-/Mid-Cap Exemption.

C. REQUEST FOR DETERMINATION

An Employee who has a question concerning the applicability of the Code to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or Personal Securities Transaction about which he has a question.

If the question pertains to a Personal Securities Transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the Employee, the Security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer's determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.

The Code of Ethics Officer shall make every effort to render a determination promptly.

No perceived ambiguity in the Code shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation shall request a determination from the Code of Ethics Officer.

D. REQUEST FOR AD HOC EXEMPTION

Any Employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, shall request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a Personal Securities Transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under number 3 of this section, and shall state why the proposed Personal Securities Transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any PanAgora Client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest (real or apparent).

The Code of Ethics Officer shall make reasonable efforts to promptly render a written determination concerning the request for an ad hoc exemption.

E. APPEAL TO CODE OF ETHICS OFFICER WITH RESPECT TO RESTRICTED LIST

If an Employee ascertains that a Security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

F. INFORMATION CONCERNING IDENTITY OF COMPLIANCE PERSONNEL

The names of Code personnel are available by contacting the Compliance Department and will be published on PAMZone.

SECTION VII: SANCTIONS

SANCTIONS GUIDELINES

The Code of Ethics Oversight Committee is responsible for setting sanctions policies for violating the Code. The Committee has adopted the following minimum monetary sanctions for violations of the Code. These sanctions apply even if the exception results from inadvertence rather than intentional misbehavior. The Code of Ethics Officer is authorized to impose the minimum sanction on Employees without further Committee action. However, the sanctions noted below are only minimums and the Committee reserves the right to impose additional sanctions such as higher monetary sanctions, trading bans, suspension or termination of employment as it determines to be appropriate.

A. The minimum sanction for a violation of the following Rules is disgorgement of any profits or payment of avoided losses and the following payments:

Section IA, Rule 1 (Pre-clearance and Restricted List)
Section IB, Rule 1 (Short-selling)
Section IB, Rule 2 (IPOs)
Section IB, Rule 3 (Private Placements)
Section IB, Rule 4 (Trading with Inside Information)
Section II, Rule 2 (7-Day Rule)
Section II, Rule 3 (Blackout Rule)
Section II, Rule 4 (Contra Trading Rule)
Section II, Rule 5 (Trading for personal benefit)

                                         INVESTMENT        NON-INVESTMENT
                   DIRECTOR/OFFICER      PROFESSIONAL      PROFESSIONAL
                   ----------------      ------------      --------------
1st violation      $500                  $250              $50
2nd                $1,000                $500              $100
3rd                Minimum monetary sanction as above with ban on all new
                   personal individual investments

B. The minimum sanction for violations of all other rules in the Code is as follows:

                                         INVESTMENT        NON-INVESTMENT
                   DIRECTOR/OFFICER      PROFESSIONAL      PROFESSIONAL
                   ----------------      ------------      --------------
1st violation      $100                  $50               $25
2nd                $200                  $100              $50
3rd                Minimum monetary sanction as above with ban on all new
                   personal individual investments

The reference period for determining whether a violation is initial or subsequent will be five years.

NOTE

These are the sanction guidelines for successive failures to pre-clear personal trades within a two-year period. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanction for a particular violation in light of the circumstances.

The Committee's belief that an Employee has violated the Code intentionally may result in more severe sanctions than outlined in the guidelines above. The sanctions described in paragraph B apply to Restricted List securities that are stocks not entitled to the Large-/Mid-Cap Exemption.

APPENDIX A: POLICY STATEMENT CONCERNING INSIDER TRADING
PROHIBITIONS

PREAMBLE

PanAgora has always forbidden trading on material nonpublic information (inside information) by its Employees. Tough federal laws make it important for PanAgora to state that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the misuse of material nonpublic information.

Unlawful trading while in possession of inside information can be a crime. Federal law provides that an individual convicted of trading on inside information may go to jail for a period of time. There is also significant monetary liability for an inside trader; the SEC can seek a court order requiring a violator to pay back profits, as well as penalties substantially greater than those profits. In addition private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only one subject to liability. In certain cases, controlling persons of inside traders (including supervisors of inside traders or PanAgora itself) can be liable for large penalties.

Section I of this Policy Statement contains rules concerning inside information. Section II contains a discussion of what constitutes unlawful insider trading.

Neither material nonpublic information nor unlawful insider trading is easy to define. Section II of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an Employee has any doubt as to whether she has received material nonpublic information, she must consult with the Code of Ethics Officer prior to using that information in connection with the Purchase or Sale of a Security for his own account or the account of any PanAgora Client, or communicating the information to others. A SIMPLE RULE OF THUMB IS IF YOU THINK THE INFORMATION IS NOT AVAILABLE TO THE PUBLIC AT LARGE, DO NOT DISCLOSE IT TO OTHERS AND DO NOT TRADE SECURITIES TO WHICH THE INSIDE INFORMATION RELATES.

AN EMPLOYEE AWARE OF OR IN POSSESSION OF INSIDE INFORMATION MUST REPORT IT IMMEDIATELY TO THE CODE OF ETHICS OFFICER. If an Employee has failed to consult the Code of Ethics Officer, PanAgora will not excuse Employee misuse of inside information on the ground that the Employee claims to have been confused about this Policy Statement or the nature of the information in his possession.

If PanAgora determines, in its sole discretion, that an Employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.

THERE ARE NO EXCEPTIONS TO THIS POLICY STATEMENT AND NO ONE IS EXEMPT.

APPENDIX A
DEFINITIONS: INSIDER TRADING

GENDER REFERENCES IN APPENDIX A ALTERNATE.

CODE OF ETHICS ADMINISTRATOR

The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, non-discretionary administration of this Policy Statement.

CODE OF ETHICS OFFICER

The PanAgora officer who has been assigned the responsibility of enforcing and interpreting this Policy Statement. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of PanAgora. If he or she is unavailable, the Deputy Code of Ethics Officer (to be appointed by the Code of Ethics Officer) shall act in his or her stead. The Code of Ethics Officer is Louis Iglesias. The Deputy Code of Ethics Officer is Stephanie Ackerman.

IMMEDIATE FAMILY MEMBERS

Spouse, domestic partner, minor children or other relatives living in the same household as the PanAgora Employee.

PURCHASE OR SALE OF A SECURITY

Any acquisition or transfer of any interest in the Security for direct or indirect consideration, including the writing of an option.

PANAGORA

Any or all of PanAgora, and its subsidiaries, any one of which shall be a PanAgora company.

PANAGORA CLIENT

Any of the PanAgora Clients.

PANAGORA EMPLOYEE (OR EMPLOYEE)

Any employee of PanAgora. In addition, the Chief Compliance Officer may determine, in his or her sole discretion, that any other person who provides investment advice on behalf of PanAgora and is subject to PanAgora's supervision or control is a PanAgora
Employee, provided that such person: (i) has access to nonpublic information; or (ii) is involved in making securities recommendations to PanAgora Clients.

SECURITY

Anything defined as a Security under federal law. The term includes any type of equity or debt Security, any interest in a business trust or partnership, and any rights relating to a Security, such as put and call options, warrants, convertible securities, and securities indexes. (Note: The definition of Security in this Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes all securities of any type.)

TRANSACTION FOR A PERSONAL ACCOUNT (OR PERSONAL SECURITIES TRANSACTION)

Securities transactions: (a) for the Personal Account of any Employee (including her retirement account(s)); (b) for the account of an Immediate Family Member of any Employee; (c) for the account of a partnership in which a PanAgora Employee or Immediate Family Member of the Employee is a partner with investment discretion; (d) for the account of a trust in which a PanAgora Employee or Immediate Family Member of the Employee is a trustee with investment discretion; (e) for the account of a closely-held corporation in which a PanAgora Employee or Immediate Family Member of the Employee holds shares and for which he has investment discretion; and (f ) for any account other than a PanAgora Client account that receives investment advice of any sort from the Employee or Immediate Family Member of the Employee, or as to which the Employee or Immediate Family Member of the Employee has investment discretion.

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APPENDIX A
SECTION I: RULES CONCERNING INSIDE INFORMATION

RULE 1: INSIDE INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY LISTED ON THE INSIDE INFORMATION LIST (THE RED LIST) EITHER FOR HIS PERSONAL ACCOUNT OR FOR A PANAGORA CLIENT.

IMPLEMENTATION

When an employee seeks clearance in the PTA system for a Personal Securities Transaction, the Code of Ethics Administrator will deny approval for any security on the Red List.

COMMENT

This Rule is designed to prohibit any employee from trading a Security while PanAgora may have inside information concerning that Security or the issuer. EVERY TRADE, WHETHER FOR A PERSONAL ACCOUNT OR FOR A PANAGORA CLIENT, IS SUBJECT TO THIS RULE.

RULE 2: MATERIAL, NON-PUBLIC INFORMATION

NO PANAGORA EMPLOYEE SHALL PURCHASE OR SELL ANY SECURITY, EITHER FOR A PERSONAL ACCOUNT OR FOR THE ACCOUNT OF A PANAGORA CLIENT, WHILE IN POSSESSION OF MATERIAL, NONPUBLIC INFORMATION CONCERNING THAT SECURITY OR THE ISSUER.

IMPLEMENTATION

In order to determine whether a PanAgora Employee is in possession of material, nonpublic information, the PanAgora Employee should follow the reporting steps prescribed in Rule 3.

COMMENTS

o Rule 1 concerns the conduct of an employee when PanAgora possesses material nonpublic information. Rule 2 concerns the conduct of an employee who herself possesses material, nonpublic information about a Security that is not yet on the Red List.

o If an employee has any question as to whether information she possesses is material and/or nonpublic information, she must contact the Code of Ethics Officer in accordance with Rule 3 prior to purchasing or selling any Security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material, nonpublic information for the purposes of this Policy Statement.

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RULE 3: REPORTING OF MATERIAL, NON-PUBLIC INFORMATION

ANY PANAGORA EMPLOYEE WHO BELIEVES HE IS AWARE OF OR HAS RECEIVED MATERIAL, NONPUBLIC INFORMATION CONCERNING A SECURITY OR THE ISSUER SHALL IMMEDIATELY REPORT THE INFORMATION TO THE CODE OF ETHICS OFFICER, THE DEPUTY CODE OF ETHICS OFFICER OR, IN THEIR ABSENCE, CHIEF OPERATING OFFICER AND TO NO ONE ELSE. AFTER REPORTING THE INFORMATION, THE PANAGORA EMPLOYEE SHALL COMPLY STRICTLY WITH RULE 2 BY NOT TRADING IN THE SECURITY WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CODE OF ETHICS OFFICER AND SHALL: (A) TAKE PRECAUTIONS TO ENSURE THE CONTINUED CONFIDENTIALITY OF THE INFORMATION; AND (B) REFRAIN FROM COMMUNICATING THE INFORMATION IN QUESTION TO ANY PERSON.

IMPLEMENTATION

A. In order to make any use of potential material, nonpublic information, including purchasing or selling a Security or communicating the information to others, an employee must communicate that information to the Code of Ethics Officer in a way designed to prevent the spread of such information. Once the employee has reported potential material, nonpublic information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether information constitutes material, nonpublic information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines that (a) the information is not material or is public, and (b) the use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be nonpublic and material, and (b) that use of such information may be improper, he will place the Security that is the subject of such information on the Red List.

B. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information (and time to gather such information) to make the evaluation described in the foregoing paragraph, including information about (a) the manner in which the employee acquired the information, and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. In appropriate situations, the Code of Ethics Officer will normally place the affected Security or securities on the Red List pending the completion of his evaluation.

C. If an employee possesses documents, disks, or other materials containing the potential inside information, an employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

D. The PTA system will automatically reject requests to pre-clear a purchase or sale of securities of any of the following Putnam affiliates: Great-West Lifeco Inc., Power

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Financial Corporation, Power Corporation of Canada, and IGM Financial Inc. Any
employee wishing to place a trade in one of these companies' securities must contact the
Code of Ethics Officer or the Deputy Code of Ethics Officer to request manual approval of the pre-clearance request. An employee requesting such approval must certify that he or she is not in possession of any material non-public information regarding the company in which he or she is seeking to place a trade. The decision whether or not to grant the pre-clearance request is in the sole discretion of the Code of Ethics Officer and the Deputy Code of Ethics Officer. The Code of Ethics Officer and Deputy Code of Ethics Officer will reject any such request for pre-clearance made by members of Putnam's Executive Board and certain members of the Chief Financial Officer's staff from the end of each calendar quarter to the date of announcement of Great-West Lifeco Inc.'s earnings for such quarter.

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APPENDIX A
SECTION II: OVERVIEW OF INSIDER TRADING

INTRODUCTION

This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.

WHAT CONSTITUTES UNLAWFUL INSIDER TRADING?

The basic definition of unlawful insider trading is trading on material, nonpublic information (also called inside information) by an individual who has a duty not to take advantage of the information. The following sections help explain the definition.

WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. Information is material if a reasonable person would attach importance to the information in determining his course of action with respect to a Security. Information that is reasonably likely to affect the price of a company's securities is material, but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.

Material information does not have to relate to a company's business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security. In that case, a reporter for THE WALL STREET JOURNAL was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL's "Heard on the Street" column and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.

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WHO HAS A DUTY NOT TO "TAKE ADVANTAGE" OF INSIDE INFORMATION?

Unlawful insider trading occurs only if there is a duty not to take advantage of material nonpublic information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, fact-specific, and must be answered by a lawyer. If you have any doubt, err on the side of caution.

INSIDERS AND TEMPORARY INSIDERS

Corporate insiders have a duty not to take advantage of inside information. The concept of insider is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a temporary insider if she enters into a special confidential relationship with a corporation and as a result is given access to information concerning the corporation's affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks, and the employees of such organizations. PanAgora would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically PanAgora Clients expect PanAgora to keep any information disclosed to it confidential.

EXAMPLE

An investment advisor to the pension fund of a large publicly-traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme's financial situation. The information conveyed is material and nonpublic.

COMMENT

Neither the investment advisor or its employees, nor its clients can trade on the basis of that information, because the investment advisor and its employees could be considered
"temporary insiders" of Acme.

MISAPPROPRIATORS

Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who misappropriates (or takes for his own use) material, nonpublic information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material, nonpublic information.

EXAMPLE

The Chief Investment Officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and nonpublic.

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COMMENT

The Chief Investment Officer of Acme cannot trade in Profit, Inc.'s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to take advantage of the information about the proposed hostile takeover by using it for his personal benefit.

TIPPERS AND TIPPEES

A person (the tippee) who receives material, nonpublic information from an insider or misappropriator (the tipper) has a duty not to trade while in possession of that information if he knew or should have known that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit, such as money, affection, or friendship.

EXAMPLE

The Chief Executive Officer of Acme, Inc., tells his daughter that negotiations concerning a previously announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, nonpublic. The daughter sells her shares of Acme.

COMMENT

The father is a tipper because he has a duty to Acme and its shareholders not to take advantage of the information concerning the breakdown of negotiations, and he has conveyed the information for an improper purpose (here, out of love and affection for his daughter). The daughter is a tippee and is liable for trading on inside information because she knew or should have known that her father was conveying the information to her for his personal benefit, and that her father had a duty not to take advantage of Acme information.

A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.

EXAMPLE

An employee of a law firm which works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend's stockbroker about the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.

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COMMENT

A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the "tips" they received from this particular source were always right.

WHO CAN BE LIABLE FOR INSIDER TRADING?

The categories of individuals discussed above (insiders, temporary insiders, misappropriators, or tippees) can be liable if they trade while in possession of material nonpublic information.

In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty, and (b) the recipient of the information (the tippee) traded while in possession of the information.

Most importantly, a controlling person can be liable if the controlling person knew or recklessly disregarded the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. PanAgora is a controlling person of its employees. In addition, certain supervisors may be controlling persons of those employees they supervise.

EXAMPLE

A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.'s Chief Investment Officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.

COMMENT

Even if he is not liable to a private plaintiff, the supervisor can be liable to the SEC for a civil penalty of up to three times the amount of the analyst's profit. (Penalties are discussed in the following section.)

PENALTIES FOR INSIDER TRADING

Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the types of penalties below, even if he does not personally benefit from the violation. Penalties include:

o    Jail sentences, criminal monetary penalties.

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o    Injunctions permanently preventing an individual from working in the securities industry.

o Injunctions ordering an individual to pay over profits obtained from unlawful insider trading.

o Civil penalties substantially greater than the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally.

o    Civil penalties for the employer or other controlling person.

o Damages in the amount of actual losses suffered by other participants in the market for the Security at issue.

Regardless of whether penalties or money damages are sought by others, PanAgora will take whatever action it deems appropriate (including dismissal) if PanAgora determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct which raises significant questions about whether an insider trading violation has occurred.

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APPENDIX B: POLICY STATEMENT REGARDING EMPLOYEE TRADES IN SHARES OF
PANAGORA CLOSED-END FUNDS

[Note: PanAgora does not currently manage any Closed-End Funds.]

PRE-CLEARANCE FOR ALL EMPLOYEES

Any purchase or sale of PanAgora Closed-End Fund shares by a PanAgora Employee must be pre-cleared by the Code of Ethics Officer or, in his absence, the Deputy Code of Ethics Officer. A list of the Closed-End Funds can be obtained from the Code of Ethics Administrator. The automated pre-clearance system is not available for PanAgora Closed-End Fund clearance. TRADING IN SHARES OF CLOSED-END FUNDS IS SUBJECT TO ALL THE RULES OF THE CODE. CONTACT THE CODE OF ETHICS ADMINISTRATOR WITH THESE PRE-CLEARANCE REQUESTS.

SPECIAL RULES APPLICABLE TO MANAGING DIRECTORS OF PANAGORA ASSET MANAGEMENT, INC. AND OFFICERS OF THE PANAGORA FUNDS.

Please be aware that any employee who is a director of PanAgora and officers of PanAgora will not receive clearance to engage in any combination of purchase and sale or sale and purchase of the shares of a given Closed-End Fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.

You are also required to file certain forms with the SEC in connection with purchases and sales of PanAgora Closed-End Funds. Please contact the Code of Ethics Officer Administrator for further information.

REPORTING BY ALL EMPLOYEES

As with any Purchase or Sale of a Security, duplicate confirmations of all such purchases and sales must be forwarded to the Code of Ethics Officer by the broker-dealer utilized by an employee. IF YOU ARE REQUIRED TO FILE A QUARTERLY REPORT OF ALL PERSONAL SECURITIES TRANSACTIONS, THIS REPORT SHOULD INCLUDE ALL PURCHASES AND SALES OF CLOSED-END FUND SHARES.

Certain forms are also required to be filed with the SEC in connection with purchases and sales of PanAgora Closed-End Funds. You will be notified by the Code of Ethics Administrator if this applies to you. Please contact the Code of Ethics Officer or Deputy Code of Ethics Officer if there are any questions regarding these matters.

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APPENDIX C: CONTRA-TRADING RULE SAMPLE CLEARANCE FORM

To: CODE OF ETHICS OFFICER

From: __________________________________________________________________________

Date: __________________________________________________________________________

Re: Personal Securities Transaction of _________________________________________

THIS SERVES AS PRIOR WRITTEN APPROVAL OF THE PERSONAL SECURITIES TRANSACTION DESCRIBED BELOW:

Name of Investment Professional contemplating personal trade: __________________

Security to be traded: _________________________________________________________

Fund(s) holding securities: ____________________________________________________

Director approval: ________________________________ Date:_______________________

Compliance approval: ________________________ Date: ____________________________

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APPENDIX D: CFA INSTITUTE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT

PREAMBLE

The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and Standards) are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public's trust in financial markets and in the investment profession. Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst[R] (CFA[R]) designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, candidacy in the CFA Program, and the right to use the CFA designation.

THE CODE OF ETHICS

Members of CFA Institute (including Chartered Financial Analyst[R] [CFA[R]] charterholders) and candidates for the CFA designation ("Members and Candidates") must:

o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

o Place the integrity of the investment profession and the interests of clients above their own personal interests.

o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on ourselves and the profession.

o    Promote the integrity of, and uphold the rules governing, capital markets.


o Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

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STANDARDS OF PROFESSIONAL CONDUCT

I. PROFESSIONALISM

A. KNOWLEDGE OF THE LAW. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

B. INDEPENDENCE AND OBJECTIVITY. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another's independence and objectivity.

C. MISREPRESENTATION. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

D. MISCONDUCT. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

II. INTEGRITY OF CAPITAL MARKETS

A. MATERIAL NONPUBLIC INFORMATION. Members and Candidates who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

B. MARKET MANIPULATION. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III. DUTIES TO CLIENTS

A. LOYALTY, PRUDENCE, AND CARE. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients' interests before their employer's or their own interests. In relationships with clients, Members and Candidates must determine applicable fiduciary duty and must comply with such duty to persons and interests to whom it is owed.

B. FAIR DEALING. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

C. SUITABILITY.

     1. When Members and Candidates are in an advisory relationship with a client, they must:

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          a.   Make a reasonable inquiry into a client's or prospective
               clients' investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

          b. Determine that an investment is suitable to the client's financial situation and consistent with the client's written objectives, mandates, and constraints before making an investment recommendation or taking investment action.

          c. Judge the suitability of investments in the context of the client's total portfolio.

     2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

D. PERFORMANCE PRESENTATION. When communicating investment performance information, Members or Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.

E. PRESERVATION OF CONFIDENTIALITY. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

     1. The information concerns illegal activities on the part of the client or prospective client.

     2.   Disclosure is required by law.

     3. The client or prospective client permits disclosure of the information.

IV. DUTIES TO EMPLOYERS

A. LOYALTY. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.

B. ADDITIONAL COMPENSATION ARRANGEMENTS. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, their employer's interest unless they obtain written consent from all parties involved.

C. RESPONSIBILITIES OF SUPERVISORS. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION

A. DILIGENCE AND REASONABLE BASIS. Members and Candidates must:

     1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

     2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

B. COMMUNICATION WITH CLIENTS AND PROSPECTIVE CLIENTS.
Members and Candidates must:

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     1.   Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.

     2. Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.

     3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

C. RECORD RETENTION. Members and Candidates must develop and maintain appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.

VI. CONFLICTS OF INTEREST

A. DISCLOSURE OF CONFLICTS. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

B. PRIORITY OF TRANSACTIONS. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.

C. REFERRAL FEES. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from, or paid to, others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE

A. CONDUCT AS MEMBERS AND CANDIDATES IN THE CFA PROGRAM. Members and Candidates must not engage in any conduct that compromises the reputation or integrity of CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

B. REFERENCE TO CFA INSTITUTE, THE CFA DESIGNATION, AND THE CFA PROGRAM. When referring to CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA Program.

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